10.1

Exhibit A - Form of LLP Agreement

Dated [●]

THE ROYAL BANK OF SCOTLAND plc

and

SEMPRA GLOBAL

and

SEMPRA ENERGY TRADING INTERNATIONAL, B.V.

and

RBS SEMPRA COMMODITIES LLP

and

SEMPRA ENERGY
(solely for the purposes of Clauses 13.1, 15.1, 15.2, 17 and 18.15)

LIMITED LIABILITY PARTNERSHIP AGREEMENT

This Agreement is made on [●] between:

(1)

The Royal Bank of Scotland plc, a public limited company incorporated in Scotland whose registered office is at 36 St Andrew Square, Edinburgh EH2 2YB (“RBS”);

(2)

Sempra Global, a corporation duly organised and existing under the laws of California, USA whose registered office is at 101 Ash, San Diego, California 92101, USA (Sempra Global, or such other Qualifying Subsidiary as Sempra Energy may designate prior to the date hereof, “SG”);

(3)

Sempra Energy Trading International, B.V., a company formed under the laws of the Netherlands whose registered office is at Olympic Plaza, Fred. Roeskestraat 123, 1076 EE Amersterdam, the Netherlands (Sempra Energy Trading International, B.V., or such other Qualifying Subsidiary as Sempra Energy may designate prior to the date hereof, “SETI”);

(4)

Sempra Energy, a corporation duly organised and existing under the laws of California, USA whose registered office is at 101 Ash, San Diego, California 92101, USA (“Sempra Energy”); and

(5)

RBS Sempra Commodities LLP, a limited liability partnership formed under the United Kingdom Limited Liability Partnership Act 2000 and the regulations made thereunder whose registered office is at [●] (the “Partnership”).

Whereas:

(A)

Sempra Energy, SG, SETI and RBS entered into a Master Formation and Equity Interest Purchase Agreement on July 9, 2007 which provides for RBS and Sempra Energy to contribute cash and cash equivalents to the Partnership to fund the purchase by the Partnership of the SET Companies and the repayment to Sempra Energy of inter-company debt.

(B)

The Partnership was incorporated in England under the Act (as defined below) under partnership no. [OC ●] on ● 2007 pursuant to the Incorporation Document.

(C)

[RBS Entity] and [RBS Entity] were the Members of the Partnership on incorporation.

(D)

The parties to this Agreement wish to enter into this Limited Liability Partnership Agreement to govern the future operation of the Partnership and the mutual rights and duties of its Members.

(E)

RBS and the members of the SET Group have entered into that certain Commodities Trading Activities Master Agreement dated as of the date hereof (the “Commodities Trading Activities Master Agreement”) pursuant to which the SET Group will engage in the SET Business as agent on behalf of RBS and the Partnership will make its capital available to RBS, and will assume the risk of loss, in connection with the SET Business.

It is agreed as follows:

1

Interpretation

1.1

Definitions

In this Agreement unless the context otherwise requires:

“AAA” has the meaning provided in Clause 19.2.1;

“AAA Rules” has the meaning provided in Clause 19.2.1;

“Accession Deed” means a deed in the form set out in Schedule 1 pursuant to which a Person agrees to become a Member and accedes to this Agreement;

“Accounting Dispute Notice” has the meaning provided in Clause 13.1.3(ix);

“Accounting Expert” has the meaning provided in Clause 13.1.3(ix);

“Accounts” has the meaning provided in Clause 6.2.3;

“Acquiror” has the meaning provided in Clause 16.3.4;

“Act” means the United Kingdom Limited Liability Partnerships Act 2000, as amended from time to time;

“Adjusted Contribution Amounts” means the RBS Adjusted Contribution Amount and the Sempra Adjusted Contribution Amount;

“Adjusted Global Net Income” means, for any Financial Year, the Post-Tax consolidated income of the SET Group, determined in accordance with IFRS, plus the Aggregate Transfer Pricing Adjustment; provided that any items that are specifically addressed in Clause 7.8 shall be excluded from the computation of Adjusted Global Net Income.  For purposes of this definition, “Post-Tax” means a computation made after deductions of any Taxes incurred by the SET Group and any irrecoverable VAT incurred by RBS or the SET Group as a result of the Contributions, as set forth in Section 2.2 of the Master Formation and Equity Interest Purchase Agreement or in the course of conduct of the Business but not including Taxes (other than VAT described in the previous clause of this sentence) of any Member in respect of its respective share of Partnership Net Income or Partnership Net Loss;

“Adjusted Global Net Loss” means, for any Financial Year, the Post-Tax consolidated loss of the SET Group, determined in accordance with IFRS, plus the Aggregate Transfer Pricing Adjustment; provided that any items that are specifically addressed in Clause 7.8 shall be excluded from the computation of Adjusted Global Net Loss.  For purposes of this definition, “Post-Tax” means a computation made after deductions of any Taxes incurred by the SET Group and any irrecoverable VAT incurred by RBS or the SET Group as a result of the Contributions, as set forth in Section 2.2 of the Master Formation and Equity Interest Purchase Agreement or in the course of conduct of the Business but not including Taxes (other than VAT described in the previous clause of this sentence) of any Member in respect of its respective share of Partnership Net Income or Partnership Net Loss;

“Affiliate Conduct Rules and Plans” means any laws, rules, regulations, directives, judgements, decrees or orders that are promulgated or imposed by the United States Federal Energy Regulatory Commission, the public utility commission of any State of the United States (including the California Public Utility Commission) or any similar utility or energy regulatory bodies (for the avoidance of doubt, excluding the FSA) and that are applicable to Sempra Energy or its affiliates, including any codes of conduct, standards of conduct, compliance plans or interlocking directorate rules pertaining to Sempra Energy or its affiliates or adopted by Sempra Energy or its affiliates as it or they reasonably deem necessary to comply with such laws, rules and regulations, as in effect from time to time and, as to codes of conduct and standards of conduct adopted internally, of which the Partnership has been notified in writing (such internal codes and standards as in effect as of the Closing being attached hereto as Schedule 2);

“Aggregate Transfer Pricing Adjustment” means, with respect to any Financial Year, the aggregate amount by which payments by the members of the SET Group during such Financial Year to any Member, or any Associated Company thereof, in respect of any goods or services, the provision of which is subject to the affiliate pricing terms set forth in Clause 13.3, exceed (or are less than, as the case may be), as a result of adjustments required by an applicable Tax authority, the amount that would have been paid had such provision of goods or services been on the pricing terms set forth in Clause 13.3;

“Agreement” means this Limited Liability Partnership Agreement;

“Allocation Percentages” means each of the RBS Allocation Percentage and the Sempra Allocation Percentage;

“Allocation Percentage Calculation Date” has the meaning provided in Clause 7.1;

“Applicable Laws” means, with respect to any Person, any laws, rules, regulations, directives, treaties, judgements, decrees, Governmental Authorisations or orders of any Governmental Body that are applicable to and binding on such Person;

“Arbitration Demand” has the meaning provided in Clause 19.2.1;

“Associated Companies” means, in relation to any Person, any holding company, subsidiary, subsidiary undertaking or any other subsidiaries or subsidiary undertakings of any such holding company; provided that: (i) with respect to the Sempra Members, “Associated Companies” does not include the Sempra Utilities or any other Person now or hereafter owned by Sempra Energy or any of its Associated Companies, that is subject to cost-based rate regulation and regulation as to service by any state, federal or foreign governmental authority and owns or operates facilities used for (a) the generation, transmission, or distribution of electric energy for sale, (b) the distribution of natural or manufactured gas for heat, light, or power or (c) the collection, treatment and distribution of water for sale; (ii) with respect to RBS, Sempra Energy or any Member, “Associated Companies” shall not include any member of the SET Group; and (iii) with respect to any Person, “Associated Companies” shall not include (a) any holding company resulting from an acquisition of such Person by another Person, which other Person was not, prior to such acquisition, an Associated Company of such Person or (b) any subsidiary or subsidiary undertaking of a holding company described in clause (iii)(a) that was, prior to such acquisition, a subsidiary or subsidiary undertaking, respectively, of such holding company;

“Auditors” means the auditors of the Partnership from time to time as appointed pursuant to Clause 6.3.8 by the Designated Members;

“Average Net Trading Revenue” means, with respect to any Person, the average, for the most recent three years for which financial statements are available for such Person, of the total annual net revenue for such Person, determined in accordance with IFRS or GAAP, as applicable, it being understood that net revenues (i) with respect to any trading activity shall mean the total realized gains, unrealized mark-to-market gains and fee and interest income generated by trading activities, net of interest expense and transaction fees and expenses attributable to such trading activity for such period and (ii) with respect to any other transactions, the net revenues as reflected in such financial statements;

“Board” means the Board of Directors of the Partnership constituted in accordance with Clause 12 or, where the context requires, any authorised committee thereof;

“Business” has the meaning provided in Clause 3.1;

“Business Day” means a day which is not a Saturday or Sunday or a bank or public holiday in England and Wales or the United States;

“Buyback Consideration” has the meaning provided in Clause 13.1.3(ii);

“Capital Account” has the meaning provided in Clause 11.3.1;

“Capital Model” means the model, system or methodology reasonably used by RBS in the calculation of the total regulatory capital required to be maintained by the RBS Group to satisfy the requirements from time to time of the FSA (or such other entity as may be RBS’s principal prudential regulatory authority), solely by reason of the operation of the Business;

“Carrying Value” means, with respect to any asset of the Partnership, such asset’s adjusted basis for U.S. federal income tax purposes, except that the Carrying Values of all assets of the Partnership shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in Treasury Regulations section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, as of: (i) the date of the acquisition of any additional partnership interests by any new or existing Members in exchange for more than a de minimis capital contribution, other than pursuant to the initial formation of the Membership; (ii) the date of the distribution of more than a de minimis amount of assets of the Partnership to a Member; (iii) the date any partnership interests are relinquished to the Partnership; (iv) the date of the termination of the Partnership under section 708(b)(i)(B) of the Code; and (v) the date on which any of the Partnership’s Financial Years ends; provided, however, that the adjustments pursuant to clauses (i), (ii), (iii) and (v) above shall be made only if and to the extent such adjustments are deemed necessary or appropriate by the Board to reflect the relative economic interests of the Members.  The Carrying Value of any asset of the Partnership distributed to any Member shall be adjusted immediately prior to such distribution to equal its fair market value and depreciation shall be calculated by reference to Carrying Value, instead of tax basis, once Carrying Value differs from tax basis. The Carrying Value of any asset contributed (or deemed contributed under Treasury Regulations section 1.704-1(b)(1)(iv)) by a Member to the Partnership will be the fair market value of such asset at the date of its contribution thereto. Upon an adjustment to Carrying Value of any asset pursuant to this definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing book income or loss for purposes of maintaining Capital Accounts hereunder. For the avoidance of doubt, the initial Carrying Value of assets acquired pursuant to the Master Formation and Equity Interest Purchase Agreement shall be equal to the amount allocated to such asset pursuant to Section 10.3(f) of the Master Formation and Equity Interest Purchase Agreement;

“Cause” means any of the following causes:

(a)

the Director is prohibited by law from holding office or any other position of responsibility within a limited liability partnership or body corporate;

(b)

the Director becomes bankrupt or makes any arrangement or composition with his creditors;

(c)

the Director is, or may be, suffering from a mental disorder and either:

(i)

he is admitted to a hospital in pursuance of an application for admission to treatment under the Mental Health Act 1983 (or, in Scotland, an application for admission for treatment under the Mental Health (Scotland) Act 1960) or under any comparable Applicable Law outside the United Kingdom; or

(ii)

an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs;

(d)

the Director resigns his office by notice to the Partnership;

(e)

the Director shall for more than six consecutive months have been absent (without permission of the other Directors) from meetings of Directors held during that period and the Directors resolve that his office be vacated; or

(f)

the Director is prohibited by any Governmental Body from holding office in relation to the Business;

“Closing” has the meaning provided in the Master Formation and Equity Interest Purchase Agreement;

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, or any successor statute;

“Commodity” shall have the meaning assigned to such term in the United States Commodity Exchange Act as in effect on the date of this Agreement;

“Commodity Transaction” means (i) spot, forward, futures, option, deposit, consignment, loan, lease, swap, exchange, sale, purchase and repurchase (including reverse repurchase and prepaid forward transactions) transactions, hedge transactions, allocated transactions, unallocated transactions,  forward rate agreements, cap agreements, floor agreements, collar agreements, or any combination thereof or option or derivative thereon or similar transaction, in any case involving any Commodity or indices on, or comprised of, any Commodity; (ii) dealing, market-making, clearing, brokering, trading, marketing, buying, selling or distributing Commodities or transactions of the type described in clause (i) of this definition; and (iii) refining, processing, blending, tolling, otherwise altering, producing, marketing, distributing (at wholesale and retail), storing, shipping, transporting and generating Commodities through agreements with third parties;

“Commodities Trading Activities Master Agreement” has the meaning provided in the recitals hereto;

“Companies Act” means the United Kingdom Companies Act 1985 (as applied by the LLP Regulations in relation to limited liability partnerships), as amended from time to time;

“Confidential Information” has the meaning provided in Clause 17.1;

“Contract” has the meaning provided in the Master Formation and Equity Interest Purchase Agreement;

“Contribution” means any money or assets paid or contributed into the account of or transferred into the ownership of the Partnership by a Member;

“Designated Members” means those persons specified as Designated Members in the Incorporation Document and Persons who subsequently become Designated Members pursuant to Clause 4.2, in each case, who have not ceased to be Members;

“Directors” means the individuals appointed as directors of the Partnership pursuant to Clause 12.1.1, with respect to the directors appointed on the date hereof, or Clause 12.1.2, thereafter;

“Dollars” and the symbol “$” each means lawful money of the United States of America;

“Escrowed Amount” has the meaning provided in Clause 7.3.3(i);

“Estimated Buyback Consideration” has the meaning provided in Clause 13.1.3(ii);

“Exit” means the closing of any purchase pursuant to Clause 13.1.3;

“Exit Price Cap” means (i) in the Financial Year in which the Restricted Period terminates, an amount equal to $3,500,000,000 plus the amount by which the Sempra Adjusted Contribution Amount exceeds $1,300,000,000 on the date of the relevant Outside Transfer Notice and (ii) for each year thereafter, an amount equal to the amount specified in clause (i) increased at a rate of 2.5% per annum, compounded annually; provided that, in no case shall the Exit Price Cap exceed $4,000,000,000 plus the amount by which the Sempra Adjusted Contribution Amount exceeds $1,300,000,000 on the date of the relevant Outside Transfer Notice;

“Final Balance Sheet” has the meaning provided in the Master Formation and Equity Interest Purchase Agreement;

“Final Buyback Consideration” has the meaning provided in Clause 13.1.3(viii);

“Financial Quarter” means any quarterly period ending on the last day of March, June, September or December of any Financial Year (or any portion thereof with respect to any Financial Year that does not span four full quarterly periods);

“Financial Year” means a year ending on the Year End Date (ignoring, for purposes of this definition, any days prior to the date of the Closing, and, in the year in which the liquidation of the Partnership or an Exit occurs, any days after completion of liquidation of the Partnership or the Exit);

“Fitch” means Fitch Ratings Ltd., Fitch, Inc., their subsidiaries, including Derivative Fitch, Inc. and Derivative Fitch Ltd.;

“FSA” means the Financial Services Authority of the United Kingdom or any successor body to that entity from time to time;

“Fund” has the meaning provided in Clause 15.1.4;

“GAAP” means United States generally accepted accounting principles in effect from time to time;

“Governmental Authorisation” means any (i) approval, consent, ratification, waiver or other authorisation; (ii) licence, qualification, certificate, franchise, confirmation, registration, clearance or permit; or (iii) preliminary or final order, writ, injunction, judgement, decree, ruling, assessment or arbitration award, in each case, issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Applicable Law;

“Governmental Body” means any international, federal, state, local, municipal, foreign or other governmental or quasi-governmental authority or self-regulatory organisation of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers) or exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, enforcement, regulatory or taxing authority or power;

“holding company” has the meaning provided in the Companies Act;

“IBA Rules” has the meaning provided in Clause 19.2.7;

“IFRS” means International Financial Reporting Standards promulgated by the International Accounting Standards Board (which includes standards and interpretations approved by the International Accounting Standards Board and International Accounting Standards issued under previous constitutions), together with its pronouncements thereon from time to time, applied on a consistent basis, and in each case, as adopted by the European Union;

“Incorporation Document” means the incorporation document of the Partnership lodged with the Registrar pursuant to the Act;

“Indebtedness” means with respect to any Person, and without duplication, any obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business, including in connection with any trades, hedges or other transactions entered into in connection with the SET Group’s trading activities), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person;

“Indemnified Person” has the meaning provided in the Master Formation and Equity Interest Purchase Agreement;

“Indemnifying Person” has the meaning provided in the Master Formation and Equity Interest Purchase Agreement;

“Indication Notice” has the meaning provided in Clause 16.3.2(ii);

“Internal Audit Plan” has the meaning provided in Clause 6.3.1;

“LIBOR” means the British Bankers Association Interest Settlement Rate for deposits in US Dollars for a period determined in accordance with Clause 13.2.3 which appears on the relevant Reuters Screen at approximately 11:00 am (London time) two (2) Business Days before the first day of the period specified in respect of which interest (or any amount equivalent to interest) is to be calculated (or in the case of an overnight rate, the value date shall be the same Business Day as the fixing rate with the maturity date falling on the next Business Day), and if no such screen rate is available, the replacement rate or service selected by the Partnership after consultation with the Members;

“LLP Regulations” means the United Kingdom Limited Liability Partnerships Regulations 2001;

“Major Competitor” has the meaning provided in Clause 15.1.2;

“Market Price Arrangements” means any Commodity Transaction between any member of the SET Group, on the one hand, and Sempra Energy, RBS or any of their respective Associated Companies, on the other;

“Master Formation and Equity Interest Purchase Agreement” means the Master Formation and Equity Interest Purchase Agreement referenced in Recital (A);

“Material Capital Imbalance” means, with respect to any Financial Year, the condition that obtains when (i) the Sempra Adjusted Contribution Amount is less than $750,000,000, (ii) the Total FSA Regulatory Capital Attributed to the RBS Member Group is greater than three (3) times the Sempra Adjusted Contribution Amount and (iii) each of the conditions set forth in clauses (i) and (ii) is satisfied on the first day of such Financial Year (after giving effect to the application of Clause 9.1 for any preceding Financial Year) and was continuing for each of the two full consecutive Financial Years preceding such Financial Year (as determined based on the daily average of the Sempra Adjusted Contribution Amount during such two full consecutive Financial Years);

“Member” means any person who became a member of the Partnership on or prior to the date hereof and any person who from time to time becomes a member of the Partnership in accordance with this Agreement and, in each case, who is for the time being a member of the Partnership;

“Minor Competitor” has the meaning provided in Clause 15.1.3;

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto;

“Name” means the name from time to time determined in accordance with this Agreement to be the name of the Partnership;

“Net Trading Revenue” means, for any period, the total realized gains, unrealized mark-to-market gains and fee and interest income generated by trading activities, net of interest expense and transaction fees and expenses for such period in accordance with IFRS;

“Non-Public Entity” means any entity or group of related entities (or assets purchased from such an entity or group of related entities that constitute a line of business) that is not a Public Entity;

“Non-US Business” means that part of the Business which does not comprise the US Business;

“Non-US Members” means RBS and SETI;

“Non-US Net Income” means, in respect of any Financial Year, the extent to which the income and gains attributable to the Non-US Business (and taken into account in calculating the Adjusted Global Net Income or Adjusted Global Net Loss for that Financial Year) exceed the losses and deductions attributable to the Non-US Business (and taken into account in calculating the Adjusted Global Net Income or Adjusted Global Net Loss for that Financial Year).  Notwithstanding this definition, any items that are specifically addressed in Clause 7.8 shall be excluded from the computation of Non-US Net Income;

“Non-US Net Losses” means, in respect of any Financial Year, the extent to which the losses and deductions attributable to the Non-US Business (and taken into account in calculating the Adjusted Global Net Income or Adjusted Global Net Loss for that Financial Year) exceed the income and gains attributable to the Non-US Business (and taken into account in calculating the Adjusted Global Net Income or Adjusted Global Net Loss for that Financial Year).  Notwithstanding this definition, any items that are specifically addressed in Clause 7.8 shall be excluded from the computation of Non-US Net Loss;

“Non-US Partnership Net Income” and “Non-US Partnership Net Loss” means, for each Financial Year or other period of the Partnership, an amount equal to the Partnership’s taxable income or loss for such Financial Year of the Partnership or other period, as applicable, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the adjustments described in Treasury Regulations section 1.704-1(b)(2)(iv) and taking into account only items of income, gain, loss and deduction attributable to the Non-US Business; provided that any items that are specifically allocated pursuant to Clause 11.3.3 shall be excluded from the computation of Non-US Partnership Net Income and Non-US Partnership Net Loss. The amount of items of income, gain, loss or deduction available to be specially allocated pursuant to Clause 11.3.3 shall be determined by applying rules analogous to those set forth in this definition;

“Notice” has the meaning provided in Clause 18.9.1;

“Notice of Objection” has the meaning provided in Clause 13.1.3(viii);

“Offered Interest” has the meaning provided in Clause 16.3.2(i);

“Order” has the meaning provided in Clause 7.3.2;

“Out of Pocket and Tax Damages” has the meaning provided in the Master Formation and Equity Interest Purchase Agreement;

“Outside Transfer Notice” has the meaning provided in Clause 16.3.2(i);

“Partnership” has the meaning provided in the preamble to this Agreement;

“Partnership Election” has the meaning provided in Clause 11.2;

“Partnership Net Income” and “Partnership Net Loss” means, for each Financial Year or other period of the Partnership, an amount equal to the Partnership’s taxable income or loss for such Financial Year of the Partnership or other period, as applicable, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the adjustments described in Treasury Regulations section 1.704-1(b)(2)(iv); provided that any items that are specifically allocated pursuant to Clause 11.3.3 shall be excluded from the computation of Partnership Net Income and Partnership Net Loss. The amount of items of income, gain, loss or deduction available to be specially allocated pursuant to Clause 11.3.3 shall be determined by applying rules analogous to those set forth in this definition;

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, joint venture, trust, union, proprietorship, Governmental Body or other entity, association or organisation of any nature, however and wherever organised or constituted;

“Pre-Closing Tax Period” means any taxable period of any member of the SET Group ending before the date of the Closing;

“Proposed Buyback Consideration” has the meaning provided in Clause 13.1.3(vii);

“Prorated” means, as applied to any number or percentage, to multiply such number or percentage by a fraction, the numerator of which is the number of days elapsed in the applicable Financial Year (whether from the date of the Closing to the end of the Financial Year, as in the case of the Financial Year in which the Closing occurs, or from the first day of the Financial Year to the date of determination) and the denominator of which is 365;

“Public Entity” means any entity or group of related entities with a class of equity securities (or whose parent company, if such parent company is not Sempra Energy or RBS, has a class of equity securities) that is listed on a national securities exchange (within the meaning of the United States Securities Exchange Act of 1934) or an internationally recognised securities exchange outside the United States;

“Purchase Notice” has the meaning provided in Clause 13.1.3(i);

“Qualifying Subsidiary” means a Person that is a wholly-owned subsidiary or subsidiary undertaking of Sempra Energy other than the SET Companies and is an entity organized under the laws of (i) the United States, any state thereof or the District of Columbia if such Person would become a Member in place of SG or (ii) the Netherlands, or such other country as to which RBS has given its consent, if such Person would become a Member in place of SETI, provided that, in either case, the substitution of such subsidiary or subsidiary undertaking for SG or SETI, as the case may be, would not have an adverse Tax effect on the Partnership or RBS;

“Ratings Agency” means S&P, Fitch or Moody’s (or any successor thereto);

“Ratings Trigger” means, with respect to Sempra Energy, Sempra Energy or the ultimate parent company of Sempra Energy (if not Sempra Energy) does not have a current rating for long-term unsecured unsubordinated debt published by any one Ratings Agency that is equivalent to or better than a rating of BBB- from S&P, and with respect to RBS, means RBS does not have a current rating for long-term unsecured unsubordinated debt published by any one Ratings Agency that is equivalent to or better than a rating of A+ from S&P;

“RBS” has the meaning provided in the preamble to this Agreement;

“RBS Adjusted Contribution Amount” means the amount of capital contributed to the Partnership on Closing by RBS, as set forth in Clause 5.1.1, as such amount may be reduced from time to time pursuant to Clause 8.1 and increased from time to time pursuant to Clause 5.5, 7.3.4 and Clause 9.1 and which amount may be a negative number;

“RBS Allocation Percentage” means, in respect of the relevant Financial Year, the aggregate of the amounts allocated to the RBS Member Group pursuant to Clause 7.1, expressed as a percentage of the Adjusted Global Net Income for the relevant Financial Year;

“RBS Core Transaction” has the meaning provided in Clause 15.1.3(ii)(a);

“RBS Covered Areas” means Commodity supply, offtake and hedging opportunities arising from the global project finance and structured finance businesses of RBS and its Associated Companies;

“RBS Directors” means the Directors appointed by RBS pursuant to Clause 12.1.1 or 12.1.2;

“RBS Group” means The Royal Bank of Scotland Group plc and its subsidiaries and subsidiary undertakings from time to time;

“RBS Liquidation Amount” has the meaning provided in Clause 16.4.1;

“RBS Maximum Entitlement” means, in respect of the relevant Financial Year, the RBS Member Group’s Unallocated Preferred Return, the RBS Member Group’s Preferred Return, the RBS Member Group’s Allocation of Tranche 1 and the RBS Member Group’s Allocation of Tranche 2; provided that, solely for purposes of Clause 9.1, the RBS Maximum Entitlement  in any Financial Year shall not include any amounts that are treated as having been distributed pursuant to Clause 7.3.1 or 7.3.2 or that are retained pursuant to Clause 7.3.3 and that would otherwise be included in the RBS Maximum Entitlement for such Financial Year;

“RBS Member Group” means RBS, together with any of its Associated Companies which are also Members, collectively the “RBS Members” or the “RBS Member Group”;

“RBS Member Group’s Allocation of Tranche 1” means, with respect to any Financial Year, thirty percent (30%) of Tranche 1 or, if a Material Capital Imbalance has occurred and was continuing on the first day of such Financial Year, the RBS Regulatory Capital Percentage;

“RBS Member Group’s Allocation of Tranche 2” means seventy percent (70%) of Tranche 2;

“RBS Member Group’s Preferred Return” means, in respect of any Financial Year, (i) fifteen percent (15%) (or the Prorated percentage in the case of the Financial Year commencing upon Closing or any other Financial Year that is less than 12 months) of the Total FSA Regulatory Capital Attributed to the RBS Member Group for such Financial Year minus (ii) the portion of the Aggregate Transfer Pricing Adjustment attributable to payments made during such Financial Year by any member of the SET Group to any RBS Member or Associated Company thereof;

“RBS Member Group’s Unallocated Preferred Return” means, in respect of any Financial Year, the aggregate of the RBS Member Group’s Preferred Return from any previous Financial Year (if any) in respect of which, as a result of insufficient Adjusted Global Net Income, Adjusted Global Net Income has not previously been allocated to RBS pursuant to Clause 7.1;

“RBS Permitted Competitive Activities” means (i) proprietary trading and incidental activities that do not involve market-making, marketing, distributing, dealing or brokering activities; (ii) banking, lending, investment banking, financial asset management, financing (including project finance), sale-leasebacks and similar activities in respect of (a) SET Core Businesses, (b) Commodity producers and Commodity producing, (c) shipping, transportation or generating assets or (d) structured or asset purchase transactions, buyouts and restructurings; (iii) purchase of physical commodities for the RBS Group’s own consumption (e.g. the purchase of electricity to operate office facilities); (iv) the activities specified on Schedule 15.1.1 and (v) any activities incidental to those described in clauses (i) through (iv) above;

“RBS Policies” means the high level policies and guidelines of RBS generally applicable to members of the Global Banking and Markets division of the RBS Group in effect from time to time;

“RBS Regulatory Capital Percentage” means one-hundred percent (100%) minus the Sempra Regulatory Capital Percentage;

“Registered Office” has the meaning provided in Clause 2.2.2;

“Registrar” means the Registrar of Companies in England and Wales;

“Related Agreement” has the meaning provided in the Master Formation and Equity Interest Purchase Agreement;

“Reserved Matters” has the meaning provided in Clause 12.4.1;

“Restricted Period” means the period commencing on the date of this Agreement and ending on the date that is the fourth anniversary of the date of the Closing;

“Right” has the meaning provided in Clause 18.8;

“Sempra Adjusted Contribution Amount” means the SG Adjusted Contribution Amount plus the SETI Adjusted Contribution Amount (in each case whether positive or negative);

”Sempra Allocation Percentage” means, in respect of the relevant Financial Year, the aggregate of the amounts allocated to the Sempra Member Group pursuant to Clause 7.1, expressed as a percentage of the Adjusted Global Net Income for the relevant Financial Year;

“Sempra Applicable Level” has the meaning provided in Clause 9.1;

“Sempra Core Transaction” has the meaning provided in Clause 15.2.1;

“Sempra Covered Units“ means, collectively, the business units of Sempra Energy known, as of the date of this Agreement, as Sempra Generation and Sempra LNG and such business units as in the future may conduct the businesses currently conducted by such units;

“Sempra Directors” means the Directors appointed by the Sempra Member Group pursuant to Clause 12.1.1 or 12.1.2;

“Sempra Energy” has the meaning provided in the preamble to this Agreement;

“Sempra Excess Capital” means, on any day, an amount equal to (i) the Sempra Adjusted Contribution Amount on such day minus (ii) the greater of (a) the Total FSA Regulatory Capital Daily Amount on such day and (b) $1,300,000,000; provided that, if on any day the Sempra Excess Capital would be less than zero, then such amount shall be deemed to be zero for such day;

“Sempra Group” means Sempra Energy and its subsidiaries and subsidiary undertakings from time to time, including SG and SETI;

“Sempra High Water Mark” means, on any date, the lesser of (i) the highest Sempra Adjusted Contribution Amount at any time on or prior to such date and (ii) $1,500,000,000;

“Sempra Liquidation Amount” has the meaning provided in Clause 16.4.1;

“Sempra Maximum Entitlement” means, in respect of the relevant Financial Year, the Sempra Member Group’s Unallocated Preferred Return, the Sempra Member Group’s Preferred Return, the Sempra Member Group’s Allocation of Tranche 1 and the Sempra Member Group’s Allocation of Tranche 2; provided that, solely for purposes of Clause 9.1, the Sempra Maximum Entitlement in any Financial Year shall not include any amounts that are treated as having been distributed pursuant to Clause 7.3.1 or 7.3.2 or that are retained pursuant to Clause 7.3.3 and that would otherwise be included in the Sempra Maximum Entitlement for such Financial Year;

“Sempra Member” means each of SG and SETI, together with any of their Associated Companies that are also Members, which are collectively the “Sempra Members” or the “Sempra Member Group”;

“Sempra Member Group’s Allocation of Tranche 1” means, with respect to any Financial Year, seventy percent (70%) of Tranche 1 or, if a Material Capital Imbalance has occurred and was continuing on the first day of such Financial Year, the Sempra Regulatory Capital Percentage;

“Sempra Member Group’s Allocation of Tranche 2” means thirty percent (30%) of Tranche 2;

“Sempra Member Group’s Preferred Return” means, in respect of any Financial Year, (x) the sum of (i) fifteen percent (15%) (or the Prorated percentage in the case of the Financial Year commencing upon Closing or any other Financial Year that is less than twelve (12) months) of the sum of (a) the Total FSA Regulatory Capital Attributed to the Sempra Member Group for such Financial Year and (b) the daily average, for such Financial Year, of distributions payable to any Sempra Member pursuant to Clause 7.2 or 7.3.4 with respect to any prior Financial Year that have not been distributed by the Partnership to such Sempra Member (other than distributions that are treated as having been distributed pursuant to Clause 7.3.1, 7.3.2 or 9.1 or that are retained pursuant to Clause 7.3.3) (for the purposes of this clause (x)(i)(b), such distributions shall be deemed to be payable beginning on the first day of the relevant Financial Year), (ii)(a) the daily average, for such Financial Year, of the Sempra Excess Capital multiplied by (b) LIBOR plus fifty (50) basis points, (iii)(a) the daily average, for such Financial Year, of the Sempra Undistributed Tax Payments multiplied by (b) LIBOR plus fifty (50) basis points and (iv) on and after the date that is the one year anniversary of the date of the Closing, any Excess Reserve Amount (as such term is defined in the Master Formation and Equity Interest Purchase Agreement) payable to any Sempra Member pursuant to Section 2.7 of the Master Formation and Equity Interest Purchase Agreement during such Financial Year minus (y) the portion of the Aggregate Transfer Pricing Adjustment attributable to payments made during such Financial Year by any member of the SET Group to any Sempra Member or Associated Company thereof;

“Sempra Member Group’s Unallocated Preferred Return” means, in respect of any Financial Year, the aggregate of the Sempra Member Group’s Preferred Return from any previous Financial Year (if any) in respect of which, as a result of insufficient Adjusted Global Net Income, Adjusted Global Net Income has not previously been allocated to any Sempra Member pursuant to Clause 7.1;

“Sempra Regulatory Capital Percentage” means, in respect of any Financial Year, the greater of (i) the product of (x) the percentage determined by dividing the daily average, for such Financial Year, of the Sempra Adjusted Contribution Amount by $1,300,000,000 and (y) seventy percent (70%) and (ii) thirty percent (30%);

“Sempra Undistributed Tax Payment” has the meaning provided in Clause 7.7.4;

“Sempra Utilities” means the entities listed on Schedule 3 and each of their respective subsidiaries or successors;

“SET Business” means engaging in the SET Core Businesses, the SET Non-Exclusive Businesses and other related activities, in each case, by the members of the SET Group (other than the Partnership);

“SET Companies” has the meaning provided in the Master Formation and Equity Interest Purchase Agreement;

“SET Core Businesses” means Commodity Transactions with respect to oil (and by-products thereof), electricity, natural gas, liquefied natural gas, base metals, coal, liquefied petroleum gas, biofuels, carbon credits and emissions credits;

“SET Group” means the Partnership and its subsidiaries and subsidiary undertakings from time to time, including, for the avoidance of doubt, each of the SET Companies;

“SET Non-Exclusive Businesses” means the following:

(a)

Commodity Transactions other than the SET Core Businesses;

(b)

investment of cash and other cash equivalents of the SET Group;

(c)

financing of, or providing advisory or similar services in respect of, (i) Commodities, (ii) Commodity producers, (iii) Commodity producing, shipping, transportation or generating assets, and (iv) structured or asset purchase transactions, buyouts and restructurings with respect to any of the above items specified in clauses (i) through (iii), but excluding project finance, leveraged finance and corporate lending (but for the avoidance of doubt, not excluding SET Core Businesses or activities constituting SET Non-Exclusive Businesses of the type described in clause (a), (b), (d), (e) or (f) of this definition, even if such activities have a similar economic effect);

(d)

transactions in currencies, interest rates, credit, freight and similar derivatives (provided that, in respect of such currency and interest rate business, transactions will be entered into only to hedge the exposures created by activities of the SET Group, as is otherwise incidental to the SET Business or as part of proprietary trading);

(e)

trading equity securities and derivative instruments, the value of which is determined by reference to equity securities; and

(f)

all other activities incidental to the foregoing activities;

“SETI” has the meaning provided in the preamble to this Agreement;

“SETI Adjusted Contribution Amount” means the capital contributed on Closing to the Partnership by SETI, as set forth in Clause 5.1.2, as such amount may be increased from time to time pursuant to Clauses 5.5, 5.6.3, 7.3.4, 7.4.3, 8.2 and 9.1 and reduced from time to time pursuant to Clause 5.6.2, 7.4.2 and 8.1 and which amount may be a negative number;

“SG” has the meaning provided in the preamble to this Agreement;

“SG Adjusted Contribution Amount” means the capital contributed on Closing to the Partnership by SG, as set forth in Clause 5.1.2, as such amount may be increased from time to time pursuant to Clauses 5.5, 5.6.2, 7.3.4, 7.4.3, 8.2 and 9.1 and reduced from time to time pursuant to Clause 5.6.3, 7.4.2 and 8.1 and which amount may be a negative number;

“S&P” means Standard & Poor’s Ratings Services or any successor thereto;

“Straddle Period” means any taxable period that begins before and ends after the date of the Closing;

“subsidiary” has the meaning provided in the Companies Act;

“subsidiary undertaking” has the meaning provided in the Companies Act;

“Successor Exit Price Cap” means (i) in the Financial Year in which the third anniversary of the relevant Successor Member’s admission to the Partnership occurs, an amount equal to the price paid by such Successor Member in respect of its interest in the Partnership plus the amount by which such Successor Member’s Adjusted Contribution Amount exceeds, on the date of the relevant Outside Transfer Notice, the greater of (a) $1,300,000,000 and (b) the balance of the Adjusted Contribution Amount of the Sempra Member from which such Successor Member purchased its interest in the Partnership (or, if such Successor Member purchased the entire interest of the Sempra Member Group, the balance of the Sempra Adjusted Contribution Amount) immediately prior to the closing of such purchase and (ii) for each year thereafter, an amount equal to the amount specified in clause (i) increased at a rate of 2.5% per annum, compounded annually;

“Successor Member” has the meaning provided in Clause 16.3.3;

“Tax”  means any income, capital gains, corporate, gross receipts, license, payroll, employment, excise, severance, stamp, stamp duty reserve tax, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, documentary, value added, alternative, add on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever or however described and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax sharing agreement or any other Contract;

“Tax Return” means any return (including any information return), report, statement, schedule, notice, form, declaration or claim for refund (including any amended return, report, statement, schedule, notice, form, declaration or claim for refund) filed with or submitted to, or required to be filed with or submitted to, any Governmental Body with respect to Taxes;

“Third Party Commodities Trading Organisation” means Goldman Sachs Group, Inc., Merrill Lynch & Co., Inc., Morgan Stanley, any subsidiary or affiliate of the foregoing or any other financial institution, hedge fund or other similar organisation whose primary business is engaging in Commodity Transactions, and which entity is not affiliated with RBS, Sempra Energy or any of their respective subsidiaries or subsidiary undertakings;

“Total FSA Regulatory Capital” means, in respect of any Financial Year, the daily average of the Total FSA Regulatory Capital Daily Amount during such Financial Year;

“Total FSA Regulatory Capital Daily Amount” means, on any day, the total regulatory capital required to be maintained for such day by the RBS Group with respect to the Business, as indicated by the Capital Model (which shall include, for the avoidance of doubt, any goodwill);

“Total FSA Regulatory Capital Attributed to the RBS Member Group” means, in respect of any Financial Year, the greater of (i) the Total FSA Regulatory Capital for such Financial Year minus the Total FSA Regulatory Capital Attributed to the Sempra Member Group for such Financial Year and (ii) zero;

“Total FSA Regulatory Capital Attributed to the Sempra Member Group” means, in respect of any Financial Year, the daily average of the Total FSA Regulatory Capital Attributed to the Sempra Member Group Daily Amount during such Financial Year;

“Total FSA Regulatory Capital Attributed to the Sempra Member Group Daily Amount” means the following:

(i) on any day during which the Total FSA Regulatory Capital Daily Amount is greater than or equal to both the Sempra Adjusted Contribution Amount on such day and $1,300,000,000, the Sempra Adjusted Contribution Amount on such day;

(ii) on any day during which the Total FSA Regulatory Capital Daily Amount is less than the Sempra Adjusted Contribution Amount but greater than or equal to $1,300,000,000, the Total FSA Regulatory Capital Daily Amount for such day; and

(iii) on any day during which the Total FSA Regulatory Capital Daily Amount is less than $1,300,000,000, the lesser of the Sempra Adjusted Contribution Amount on such day and $1,300,000,000;

provided that, if the Total FSA Regulatory Capital Attributed to the Sempra Member Group Daily Amount would be less than zero, such amount shall be deemed to be zero;

“Trademark Licence Agreements” means the Trademark Licence Agreement, dated as of the date hereof, between Sempra Energy and the Partnership and the Trademark License Agreement, dated as of the date hereof, between RBS and the Partnership, in each case, in such form as the parties hereto shall agree;

“Trading Agreement” has the meaning provided in the Master Formation and Equity Interest Purchase Agreement;

“Tranche 1” means, in respect of any Financial Year, an amount equal to the lesser of (i) $500,000,000 and (ii) the Adjusted Global Net Income for such Financial Year less the sum of (w) the Sempra Member Group’s Unallocated Preferred Return, plus (x) the RBS Member Group’s Unallocated Preferred Return, plus (y) the Sempra Member Group’s Preferred Return, plus (z) the RBS Member Group’s Preferred Return; provided that, with respect to any Financial Year that is less than twelve (12) calendar months (including for purposes of calculations pursuant to Clause 13.1.3 or 16.3), the amount set forth in clause (i) of this definition shall be Prorated;

“Tranche 2” means, in respect of any Financial Year in which Tranche 1 is $500,000,000 (or, with respect to any Financial Year for which Tranche 1 is Prorated, such Prorated amount), the Adjusted Global Net Income less the sum of (i) the Sempra Member Group’s Unallocated Preferred Return, plus (ii) the RBS Member Group’s Unallocated Preferred Return, plus (iii) the Sempra Member Group’s Preferred Return, plus (iv) the RBS Member Group’s Preferred Return, plus (v) Tranche 1, and in respect of any Financial Year in which Tranche 1 is less than $500,000,000 (or, with respect to any Financial Year for which Tranche 1 is Prorated, such Prorated amount), $0;

“Transfer” has the meaning provided in Clause 4.6;

“Transferred Company Interests” has the meaning provided in the Master Formation and Equity Interest Purchase Agreement;

“Treasury Regulations” means the United States federal income tax regulations promulgated under the Code, as such Treasury Regulations may be amended from time to time (it being understood that all reference herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provision of succeeding Treasury Regulations);

“US Business” means that part of the Business conducted, directly or indirectly, by any member of the SET Group that is an entity organized under the laws of the United States, any state thereof or the District of Columbia, and including, in the case of a business conducted on a global trading book basis, only that amount allocated to such entity;

“US Member” means SG;

“US Net Income” means, in respect of any Financial Year, the extent to which the income and gains attributable to the US Business (and taken into account in calculating the Adjusted Global Net Income or Adjusted Global Net Loss for that Financial Year) exceed the losses and deductions attributable to the US Business (and taken into account in calculating the Adjusted Global Net Income or Adjusted Global Net Loss for that Financial Year); provided that any items that are specifically addressed in Clause 7.8 shall be excluded from the computation of US Net Income;

“US Net Losses” means, in respect of any Financial Year, the extent to which the losses and deductions attributable to the US Business (and taken into account in calculating the Adjusted Global Net Income or Adjusted Global Net Loss for that Financial Year) exceed the income and gains attributable to the US Business (and taken into account in calculating the Adjusted Global Net Income or Adjusted Global Net Loss for that Financial Year); provided that any items that are specifically addressed in Clause 7.8 shall be excluded from the computation of US Net Loss;

“US Partnership Net Income” and “US Partnership Net Loss” means, for each Financial Year or other period of the Partnership, an amount equal to the Partnership’s taxable income or loss for such Financial Year of the Partnership or other period, as applicable, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the adjustments described in Treasury Regulations section 1.704-1(b)(2)(iv), and taking into account only items of income, gain, loss and deduction attributable to the US Business; provided that any items that are specifically allocated pursuant to Clause 11.3.3 shall be excluded from US Partnership Net Income and US Partnership Net Loss. The amount of items of income, gain, loss or deduction available to be specially allocated pursuant to Clause 11.3.3 shall be determined by applying rules analogous to those set forth in this definition;

“VAT” means value added, sales and use tax, as well as any similar tax, imposed by any Governmental Body, including the United Kingdom;

“Year End Date” means 31 December or such other date as may be determined in accordance with the provisions of this Agreement.

1.2

Subordinate Legislation

References to a statutory provision include any subordinate legislation made from time to time under that provision.

1.3

Interpretation Act 1978

The Interpretation Act 1978 shall apply to this Agreement in the same way as it applies to an enactment, so that, inter alia, unless the contrary intention appears, words importing the masculine gender include the feminine, and words importing the feminine gender include the masculine.

1.4

Modification etc. of Statutes

References to a statutory provision include that provision as from time to time modified or re-enacted whether before or after the date of this Agreement.

1.5

Recitals, Clauses etc.

References to this Agreement include its Schedules and this Agreement as from time to time amended and references to Clauses, Recitals and Schedules are to Clauses of and Recitals and Schedules to, this Agreement.

1.6

Headings and explanatory notes

Headings shall be ignored in construing this Agreement.

1.7

Information

Any references to books, records or other information means books, records or other information in any form including paper, electronically stored data, magnetic media, film and microfilm.

1.8

Rules concerning Lists

In this Agreement, unless the context requires otherwise:

1.8.1

lists of examples shall be non-exhaustive and words such as ‘including’ and ‘in particular’ shall not be construed as limiting a wider class of things; and

1.8.2

where general words follow an enumeration of particular things, such general words shall be construed as having their natural and larger meaning and shall not be restricted to things of the same class as those previously enumerated. The ejusdem generis rule shall accordingly not apply.

1.9

Delivery on a Business Day

If any party to this Agreement, or any Associated Company or affiliate thereof, would otherwise be required to deliver any document or make any payment to any other party to this Agreement, or any Associated Company or affiliate thereof, on a day that is not a Business Day, such Person shall deliver such document or make such payment on the next succeeding Business Day.  For the avoidance of doubt, this Clause 1.9 shall not apply to any notice required to be delivered pursuant to Clause 12.1.6 or 12.4.2.

1.10

Time of day

References to time of day are to London time unless otherwise stated.

1.11

Winding-up

References to the winding-up (or words of similar import) of a Person include the amalgamation, reconstruction, reorganisation, administration, dissolution, liquidation, merger or consolidation of such Person and any equivalent or analogous procedure under the law of any jurisdiction in which that Person is incorporated, domiciled or resident or carries on business or has assets.

2

Constitution and other matters

2.1

Formation

RBS and the Sempra Members acknowledge and agree that the Partnership commenced on the date of incorporation specified in Recital (B) and shall continue unless and until wound up pursuant to Clause 16 or otherwise in accordance with the mandatory provisions of the Act and the LLP Regulations.

2.2

Name and Registered Office

2.2.1

The Name of the Partnership shall be RBS Sempra Commodities LLP or such other name as the Board (with the consent of at least one of the Sempra Directors) shall from time to time determine.

2.2.2

The “Registered Office” of the Partnership shall be [●] or such other place within the United Kingdom as the Board may from time to time determine.

2.2.3

Upon any change in the Name/and or the Registered Office it shall be the responsibility of the Designated Members to notify the Registrar of any such change in accordance with the Act.

2.2.4

RBS and Sempra Energy have licensed to the Partnership (on behalf of the SET Group) the right to use certain marks pertaining to each of RBS and Sempra Energy on the terms set out in the Trademark Licence Agreements.

3

Business

3.1

The “Business” of the Partnership shall be to carry on the business of (i) acting as a holding vehicle for the other members of the SET Group and (ii) making its capital available to RBS, and assuming the risk of loss, in connection with the SET Business.  The parties intend that the members of the SET Group (other than the Partnership) will engage in the SET Business primarily as agent on behalf of RBS pursuant to the Commodities Trading Activities Master Agreement, but the parties acknowledge that the members of the SET Group (other than the Partnership) may engage in the SET Business as principal in connection with (a) certain agreements relating to trading activities prior to the date of the Closing that have not been novated or terminated prior to Closing and (b) ongoing trading activities for which the SET Group is better situated, in light of economic, legal or regulatory considerations, than RBS to act as principal.

3.2

The Members shall (so far as they lawfully can) ensure that the Partnership complies with all of its obligations under this Agreement.

3.3

The Members acknowledge that it is their intention that the Partnership shall provide a means to operate, develop and generate income from the SET Business to their mutual advantage, and to this end, they agree that they will conduct their dealings in relation to the Partnership and all its affairs in a way which is fair and conscionable between the Members at all times.

3.4

The Business shall be conducted in a manner that allows the Members to satisfy their tax and legal obligations in the various jurisdictions in which the Partnership operates, including any obligation for income and other taxes in such jurisdictions.

4

Members

4.1

The initial Members of the Partnership [2 RBS entities] shall be the Persons specified in the Incorporation Document who are each Designated Members.

4.2

Any Member who is a Designated Member may cease to be such by giving notice to the

Partnership, such notice to take effect immediately or, if later, at such date specified in the notice; provided that, if there would be only one Designated Member then remaining, such notice shall not take effect until such time as the Board shall have specified a replacement Designated Member. The Designated Members of the Partnership shall at all times be members of the RBS Group.

4.3

The Designated Members shall be responsible for ensuring compliance with all registration and other requirements of the Act and the LLP Regulations.  Subject thereto, the Members shall have no right or authority to act for the Partnership or to take part in the management of the Partnership or to vote on matters relating to the Partnership other than as set out in this Agreement.  The Designated Members shall not, merely by virtue of being Designated Members, be entitled to any share of the income or capital of the Partnership.

4.4

With effect from the time of becoming a Member, a Person shall be bound by, and entitled to the benefit of, this Agreement as if a party thereto.

4.5

The liabilities of each Member in a winding up of the Partnership shall be limited to the aggregate prior Contributions (for the avoidance of doubt, including Contributions made pursuant to Clause 16.4.4) that they have made to the Partnership and in no circumstances shall any Member be liable to contribute to the assets of the Partnership or accept any additional liability whatsoever.

4.6

Save as provided in Clauses 4.7 and 16.3, no Member may sell, assign, transfer, exchange, pledge, encumber, gift or otherwise dispose of its interest (each, a “Transfer”) in the Partnership (or any part thereof) or any equity interest therein (including (i) any security interest in respect of such interests in the Partnership or securities thereof, (ii) puts, calls, options, stock appreciation rights or warrants in respect of, or securities convertible into, interests in the Partnership or securities thereof, (iii) rights with an exercise or conversion privilege at a price related to interests in the Partnership or securities thereof, (iv) derivatives contracts that have the effect of transferring the economic benefits and/or burdens of the ownership of the interests in the Partnership to a third party or (v) other rights or options to buy or sell interests in the Partnership or securities thereof).

4.7

Any Member may transfer all, but not part only, of its interest in the Partnership to a wholly-owned subsidiary of RBS (in the case of RBS) or Sempra Energy (in the case of SG or SETI) (whether by sale, assignment or otherwise or in connection with any merger, consolidation or amalgamation of, with or into such Member) without the consent of any other Member; provided, however, that no transfer under this Clause 4.7 shall be permitted if, solely as a result of such transfer, the Partnership would become subject to and bound by any laws, rules, regulations, directives, treaties, judgements, decrees or orders of any governmental or regulatory authority that would have an adverse effect on the Partnership’s ability to conduct the Business or would result in a more-than-insignificant increase in the Taxes owed by the Partnership or any of the non-transferring Members.  No transfer under this Clause 4.7 shall be effective unless:

4.7.1

the transferor and transferee perform such actions as are required by Clause 4.8; and

4.7.2

the transferee undertakes to the Partnership that if it is proposed that the transferee should cease to be a subsidiary of RBS or Sempra Energy (as the case may be), then immediately prior to such cessation it shall transfer its entire interest in the Partnership back to RBS or Sempra Energy (as the case may be) or one of their respective Associated Companies.

4.8

Any Person to whom any Member Transfers such Member’s interest in the Partnership (other than by means of a pledge of, or encumbrance on, the distributions payable in connection therewith) in accordance with the provisions of this Agreement shall become a Member of the Partnership and succeed to all of the rights and obligations of such Member, and the Partnership shall continue to exist under this Agreement mutatis mutandis; provided, however, that no such Transfer shall be effective unless:

4.8.1

the transferor provides written notice to the Board and each other Member of such transfer prior to or simultaneously with the effectiveness of such transfer;

4.8.2

the transferee delivers to the Board a duly executed Accession Deed; and

4.8.3

the transferor resigns from this Agreement.

5

Capital Contributions

5.1

On the date hereof in accordance with the terms of the Master Formation and Equity Interest Purchase Agreement:

5.1.1

RBS has made a Contribution to the Partnership of $1,355,000,000 of cash and cash equivalents, which amount is equal to the RBS Adjusted Contribution Amount as of the date hereof after giving effect to such Contribution;

5.1.2

SG has made a Contribution to the Partnership of $1,000,000,000 of cash and cash equivalents and SETI has made a Contribution to the Partnership of $300,000,000 of cash and cash equivalents, which amounts are equal to the SG Adjusted Contribution Amount and the SETI Adjusted Contribution Amount, respectively, as of the date hereof after giving effect to such Contribution; and

5.1.3

the Partnership has purchased the Transferred Company Interests from Sempra Energy or Associated Companies thereof, as applicable.

5.2

The Sempra Adjusted Contribution Amount shall not be adjusted as a result of any payment by the Partnership to Sempra Energy or any payment by Sempra Energy to the Partnership pursuant to any post-Closing adjustment of the Partnership’s purchase of the SET Companies pursuant to Section 2.6 of the Master Formation and Equity Interest Purchase Agreement.

5.3

Other than on liquidation, no Member shall be entitled to call for the return to it of any capital.

5.4

Neither Sempra Member shall be under any obligation to make further Contributions to the Partnership except in accordance with Clause 16.4.4.  Each Sempra Member shall have the right, but not the obligation (other than as provided in Clause 16.4.4), to make further Contributions only to the extent expressly provided by this Agreement.

5.5

Each of the Sempra Members and the RBS Members shall have the right to make additional Contributions as set forth in Clause 5.5.1 and Clause 5.5.2.

5.5.1

At any time that the Sempra Adjusted Contribution Amount is less than $1,300,000,000, each Sempra Member shall have the right, but not an obligation, to make cash Contributions to the Partnership in such amounts as it may determine in its sole discretion; provided that in no case shall any amount Contributed pursuant to this

Clause 5.5.1 exceed an amount equal to $1,300,000,000 minus the Sempra Adjusted Contribution Amount on the date of such Contribution (before giving effect to such Contribution).  At any time within twenty (20) Business Days of the date on which any Sempra Member makes a Contribution pursuant to this Clause 5.5.1, the RBS Members shall have the right to make a Contribution to the Partnership of equal value.

5.5.2

Within thirty (30) days following the delivery of Accounts to the Members pursuant to Clause 6.2.3(i), if the Total FSA Regulatory Capital for the most recently ended Financial Year is greater than or equal to $2,450,000,000 and the Sempra Adjusted Contribution Amount is less than $1,500,000,000, the Sempra Members shall have the right, but not an obligation, to make cash Contributions to the Partnership in such amounts as they may determine in their discretion; provided that no amount Contributed by the Sempra Members pursuant to this Clause 5.5.2 shall exceed the lesser of (i) an amount equal to $1,500,000,000 minus the Sempra Adjusted Contribution Amount on the date of such Contribution (before giving effect to such Contribution) and (ii) fifty percent (50%) of the amount by which the Total FSA Regulatory Capital for the most recently ended Financial Year exceeds $2,450,000,000.  At any time within twenty (20) Business Days of the date on which any Sempra Member makes a Contribution pursuant to this Clause 5.5.2, the RBS Member shall have the right to make a Contribution to the Partnership of equal value.

5.5.3

Upon receipt by the Partnership of a Contribution referred to in Clause 5.5.1 or 5.5.2 from the Sempra Member Group, the SG Adjusted Contribution Amount or the SETI Adjusted Contribution Amount, as applicable, shall be increased by an amount equal to the amount of such Contribution.  Upon receipt by the Partnership of a Contribution referred to in Clause 5.5.1 or 5.5.2 from the RBS Member, the RBS Adjusted Contribution Amount shall be increased by an amount equal to the amount of such Contribution.

5.6

Rebalancing of Adjusted Contribution Amounts

5.6.1

The Board shall, on an annual basis, review the relative performance and capital needs of the US Business and the Non-US Business.

5.6.2

If the Board determines that the Non-US Business has, during the relevant year, contracted relative to growing US Business, the Board may approve that the Partnership shall distribute to SETI an amount equal to the capital that the Board determines to be unnecessary in the operation of the Non-US Business, and the SETI Adjusted Contribution Amount shall be reduced by such amount.  If the Partnership makes such a distribution, SG shall simultaneously make a cash Contribution to the Partnership in the same amount, and the SG Adjusted Contribution Amount shall be increased by such amount.

5.6.3

If the Board determines that the US Business has, during the relevant year, contracted relative to growing Non-US Business, the Board may approve that the Partnership shall distribute to SG an amount equal to the capital that the Board determines to be unnecessary in the operation of the US Business, and the SG Adjusted Contribution Amount shall be reduced by such amount.  If the Partnership makes such a distribution, SETI shall simultaneously make a cash Contribution to the Partnership in the same amount, and the SETI Adjusted Contribution Amount shall be increased by such amount.

6

Financial Year, Accounts, Financial Information and Books and Records

6.1

Year End Date

The Board shall be entitled at its discretion to alter the Year End Date; provided that the Partnership shall provide at least three (3) months prior written notice of such alteration to the Sempra Members.

6.2

Financial Information, Reportable Events and Accounts

6.2.1

The Partnership shall use reasonable endeavours to procure that, within ten (10) Business Days of the end of each calendar month, the Partnership shall prepare, or procure the preparation of, and shall promptly deliver to each Member, management accounts of the SET Group in respect of such month comprising (i) a consolidated balance sheet, (ii) a consolidated statement of income for such month and for the period commencing on the first day of the Financial Year and ending on the last day of such month (showing the same periods from the previous Financial Year and variations from budget) and (iii) other customary information regarding the Business, not less detailed than that information historically furnished by the SET Companies.

6.2.2

The Partnership shall use reasonable endeavours to procure that:

(i)

Within ten (10) Business Days of the end of any Financial Quarter, the Partnership shall prepare, or procure the preparation of, and shall promptly deliver to each Member, preliminary management accounts of the SET Group in respect of such Financial Quarter comprising (a) a consolidated balance sheet and (b) a consolidated statement of income and cash flow for such Financial Quarter (showing the same period from the previous Financial Year and, with respect to such consolidated statement of income only, variations from budget).

(ii)

Within ten (10) Business Days of the earlier of (x) delivery of the preliminary management accounts described in clause (i) in respect of any Financial Quarter and (y) the date on which such delivery is due, the Partnership shall prepare, or procure the preparation of, and shall promptly deliver to each Member, final management accounts in respect of such Financial Quarter containing the information required by clause (i), which shall be in such format, and include such notes and other information, as any Member may reasonably require (and has requested in writing) to comply with its public reporting obligations, including disclosure obligations of the Members or their Associated Companies pursuant to the rules and regulations of the United States Securities and Exchange Commission.

6.2.3

The Partnership shall use reasonable endeavours to procure that:

(i)

Within thirty (30) days of the Year End Date in any Financial Year, the Partnership shall prepare, or procure the preparation of, and shall promptly deliver to each Member, annual financial statements of the SET Group in respect of the preceding Financial Year in accordance with the requirements of the Act, including (a) a consolidated balance sheet of all the assets and liabilities of the SET Group as at the Year End Date and (b) a consolidated statement of income and cash flow for such Financial Year (the “Accounts”), in such format and giving such information, notes and disclosure of the interests therein of the Members as may be required by the Act.

(ii)

Within ten (10) days of the earlier of (x) delivery of the unaudited Accounts described in clause (i) in respect of any preceding Financial Year and (y) the date on which such delivery is due, the Partnership shall prepare, or procure the preparation of, and shall promptly deliver to each Member, Accounts (in such format and giving such information, notes and disclosure of the interests therein of the Members as may be required by the Act) that have been audited by the Auditors in accordance with IFRS and certified by the Auditors as giving a true and fair view of the SET Group’s affairs and profit and loss in the preceding Financial Year.

(iii)

Within fifteen (15) Business Days of the Year End Date in any Financial Year, the Partnership shall prepare, or procure the preparation of, and shall promptly deliver to each Member, a preliminary statement showing the estimated calculation of Adjusted Global Net Income, Adjusted Global Net Loss, Non-US Net Income, Non-US Net Losses, US Net Income and US Net Losses.  Within thirty (30) days of the Year End Date in any Financial Year, the Partnership shall prepare, or procure the preparation of, and shall promptly deliver to each Member, a final statement showing the calculation of Adjusted Global Net Income, Adjusted Global Net Loss, Non-US Net Income, Non-US Net Losses, US Net Income and US Net Losses.

6.2.4

The Accounts shall be delivered to all Members and filed with the Registrar as required by the Act.

6.2.5

The Designated Members shall not approve the Accounts for purposes of the Companies Act without the consent of at least one of the Sempra Members.

6.2.6

To the extent that the Board, RBS, Sempra Energy, any Member, the Partnership or any other member of the SET Group prepares periodic (including daily) profit and loss accounts or value at risk reports with respect to the Business, the Partnership shall, or shall procure that the relevant member of the SET Group, promptly deliver them to RBS and the Sempra Members.  In addition, the Partnership shall, and shall cause each other member of the SET Group to, promptly furnish to the Sempra Members (i) copies of any information or documents that the Partnership delivers or has delivered to RBS relating to audits or investigations of the Partnership or the Business by any Governmental Body, (ii) any budgets, forecasts and other planning data developed, prepared or adopted by the Board, the Partnership or any other member of the SET Group and (iii) solely to the extent requested with reasonable specificity by any such Member, copies of any information or documents that the Partnership delivers or has delivered to RBS as a Member and not included in clauses (i) or (ii) above.

6.2.7

The Partnership shall use reasonable endeavours to procure that:

(i)

Each of the financial statements described in Clauses 6.2.2 and 6.2.3 above shall be in such format and include such notes and other information as any Member may reasonably require (and has requested in writing) to comply with its public reporting obligations, including disclosure obligations of the Members or their Associated Companies pursuant to the rules and regulations of the United States Securities and Exchange Commission including, to the extent required by such obligations, a reconciliation of IFRS to GAAP, as in effect from time to time; and

(ii)

The Auditors shall perform limited review procedures with respect to the quarterly financial statements of the Partnership as required by rules and regulation of the United States Securities and Exchange Commission.

6.2.8

Notwithstanding the foregoing, solely with respect to financial statements delivered pursuant to this Clause 6.2 that pertain to the Financial Year in which the Closing occurs (or any period thereof), where the Partnership would otherwise be required to include in such financial statements a comparison to a previous Financial Year (or any period thereof), the Partnership shall not be required to include such comparison.

6.3

Audits; Books and Records; Auditors

6.3.1

Within thirty (30) days prior to the end of each Financial Year, the Partnership shall prepare, or procure that there shall be prepared, a plan providing for an internal audit of the SET Group during the following Financial Year (the “Internal Audit Plan”); provided that, for the Financial Year in which the Closing occurs, the Board shall prepare, or procure that there shall be prepared, an Internal Audit Plan within thirty (30) days after the date of the Closing.  Once prepared, the Partnership shall promptly notify the Sempra Members of such Internal Audit Plan, and such Members shall have a period of fifteen (15) days during which to propose reasonable additions to the scope of, or procedures performed in connection with, the Internal Audit Plan, which proposals shall not be unreasonably rejected by the Partnership.  Promptly following the completion of such comment period, the Internal Audit Plan shall be adopted by a resolution of the Board.  The Partnership shall pay all costs and expenses incurred in connection with the preparation and conduct of the Internal Audit Plan.  Copies of any documents, reports, data or other information resulting from or created in connection with the conduct of the Internal Audit Plan shall be contemporaneously delivered to each of RBS and the Sempra Members.

6.3.2

At any reasonable time during normal business hours, in a manner so as not to interfere with the normal operations of the Business and in all events with at least three (3) Business Days prior notice, the Partnership shall, and shall cause each of the other members of the SET Group to, permit any Member or authorised representative thereof to, subject to the requirements of Clause 17, and for the purpose of confirming information provided in financial statements or as a result of a good faith dispute of any financial matter relating to the SET Group:

(i)

visit and inspect any of the SET Group’s locations or assets (which visitation and inspection, in the case of shared facilities, shall be limited to the portion of such locations used in connection with the Business);

(ii)

review and make copies of the financial and accounting records, books, journals, orders, receipts and any correspondence and other data of the SET Group relating to the Business and activities of each member of the SET Group;

(iii)

discuss the affairs, finances and accounts of each member of the SET Group with the officers and independent certified public accountants of each member of the SET Group; and

(iv)

authorise any independent accountants or auditors, at such Member’s sole expense, to take any of the actions described in clauses (i) through (iii) above and to examine and audit the financial and accounting records and other books and records of the SET Group relating to the Business and activities of each member of the SET Group; provided that such Member shall be permitted to so authorise its independent accountants or auditors not more frequently than once every two years or more frequently if such Member has a reasonable basis to believe that a material error exists in the financial statements of the SET Group.

Each Member and its authorised representatives (including, with respect to clause (iv), its independent accountants or auditors) shall comply with reasonable safety and security instructions from the Partnership and undertake reasonable efforts to minimise disruption to the SET Group.  Any Member conducting such an examination shall pay any out of pocket expenses incurred by such Member in connection therewith.

6.3.3

The Partnership shall, and shall cause each of the other members of the SET Group to, keep and maintain in all material respects proper, complete and accurate books of record and account, in which entries in conformity with IFRS and otherwise in compliance with Applicable Law shall be made of all dealings and financial transactions and the assets and business of the Partnership and each other member of the SET Group in relation to their respective businesses and activities.  Such books and records shall comply in all material respects with any and all applicable tax and legal requirements of the various jurisdictions in which the Partnership operates and shall include such information and be in such form as is necessary to compute the Partnership and Members’ liability for income and other taxes (taking into account any transfer pricing requirements) in each such jurisdiction.  The Partnership shall cause such books of record and account, the Accounts, all financial statements prepared in accordance with Clause 6.2 and all other financial reports and calculations to be denominated in Dollars, except as otherwise required by Applicable Law or IFRS.

6.3.4

The Partnership shall, and shall cause each other member of the SET Group to, subject to the requirements of Clause 17, furnish to each Member such documents, certificates and other information, and provide reasonable access to management, as such Member may reasonably request for purposes of complying with Applicable Laws, including laws regulating U.S. publicly traded companies and companies that are Associated Companies with respect to regulated utilities, and the Affiliate Conduct Rules and Plans.

6.3.5

RBS shall, and shall cause each of its Associated Companies to, subject to the requirements of Clause 17, furnish to each Member such documents, certificates and other information, and provide reasonable access to management, as such Member may reasonably require (and has requested in writing) for purposes of complying with Applicable Laws, including laws regulating U.S. publicly traded companies, and the Affiliate Conduct Rules and Plans; provided that the obligations of RBS under this Clause 6.3.5 shall be limited to (i) documents, certificates and other information pertaining to the Business or otherwise reasonably relating to the Partnership and its Associated Companies and (ii) communication with members of management that pertains to the Business or otherwise reasonably relates to the SET Group.

6.3.6

The Sempra Members shall, and shall cause each of their Associated Companies,

subject to the requirements of Clause 17, to furnish to the Partnership  and each other Member such documents, certificates and other information, and provide reasonable access to management, as the Partnership or such Member may reasonably require  (and has requested in writing) for purposes of complying with Applicable Laws, including laws regulating U.S. publicly traded companies, and the Affiliate Conduct Rules and Plans; provided that the obligations of the Sempra Members under this Clause 6.3.6 shall be limited to (i) documents, certificates and other information pertaining to the Business or otherwise reasonably relating to the Partnership and its Associated Companies and (ii) communication with members of management that pertains to the Business or otherwise reasonably relates to the SET Group.

6.3.7

If, as a result of any internal audit, examination or discussion conducted in connection with Clause 6.3.1 or 6.3.2, any Member believes that any financial statement or report prepared in connection with Clause 6.2.1, 6.2.2 or 6.2.3 should be amended, such Member shall promptly notify the other Members and the Partnership.  Upon receipt of such notice, the Partnership shall convene an audit committee consisting of one RBS Director and one Sempra Director, and the committee shall determine whether to amend such financial statement or report.  If the audit committee is unable to agree on a determination, the Auditors shall be consulted, and the determination of the Auditors shall be binding on the Members with respect to the noticed matter.

6.3.8

The Designated Members shall select the Auditors of the Partnership from among the “big four” international accounting firms or such firms as are then remaining at the time of such selection.  The Auditors so chosen may also act as independent auditor of one or more of the Members.

7

Distributions

7.1

Calculation of Allocation Percentages

Within two (2) weeks from completion of the audit of the Accounts in any Financial Year and provided that the Accounts show an Adjusted Global Net Income for such Financial Year, the Partnership shall calculate the Allocation Percentages for that Financial Year (the date of such calculation, the “Allocation Percentage Calculation Date”). For the purposes of calculating the Allocation Percentages for any Financial Year, the Adjusted Global Net Income, if any, for that Financial Year shall be allocated notionally as between the RBS Member Group and the Sempra Member Group in the following priority to the extent of such available income:

7.1.1

first, to the Sempra Member Group, the Sempra Member Group’s Unallocated Preferred Return, if any, as provided in Clause 7.6.1;

7.1.2

second, to the Sempra Member Group, the Sempra Member Group’s Preferred Return;

7.1.3

third, to the RBS Member Group, the RBS Member Group’s Unallocated Preferred Return, if any, as provided in Clause 7.6.2;

7.1.4

fourth, to the RBS Member Group, the RBS Member Group’s Preferred Return;

7.1.5

fifth, to the Sempra Member Group, the Sempra Member Group’s Allocation of Tranche 1;

7.1.6

sixth, to the RBS Member Group, the RBS Member Group’s Allocation of Tranche 1;

7.1.7

seventh, to the Sempra Member Group, the Sempra Member Group’s Allocation of Tranche 2; and

7.1.8

eighth, to the RBS Member Group, the RBS Member Group’s Allocation of Tranche 2.

7.2

Application of Allocation Percentages and Payment of Distributions

In respect of each Financial Year, following the calculation of the Allocation Percentages in accordance with Clause 7.1:

7.2.1

Simultaneously, (i) the Sempra Allocation Percentage shall be applied to the US Net Income for such Financial Year and, subject to the approval of the Board required by Clause 7.5 and to Clauses 7.3, 7.4 and 9, such amount shall be distributed by the Partnership to SG and (ii) the RBS Allocation Percentage shall be applied to the US Net Income for such Financial year and, subject to the approval of the Board required by Clause 7.5 and to Clauses 7.3, 7.4 and 9, such amount shall be distributed by the Partnership to RBS; and

7.2.2

Simultaneously, (i) the Sempra Allocation Percentage shall be applied to the Non-US Net Income for such Financial Year and, subject to the approval of the Board required by Clause 7.5 and to Clauses 7.3, 7.4 and 9, such amount shall be distributed by the Partnership to SETI and (ii) the RBS Allocation Percentage shall be applied to the Non-US Net Income for such Financial Year and, subject to the approval of the Board required by Clause 7.5 and to Clauses 7.3, 7.4 and 9, such amount shall be distributed by the Partnership to RBS.

7.3

Payment of Out of Pocket and Tax Damages

7.3.1

Where Out of Pocket and Tax Damages are payable by an Indemnifying Person to an Indemnified Person pursuant to Article IX of the Master Formation and Equity Interest Purchase Agreement, the Indemnifying Person shall have the right to elect, by irrevocable notice in writing to the Partnership, for the relevant Out of Pocket and Tax Damages, to the extent not reasonably likely to exceed the amount of distributions payable to the Indemnifying Person or its Associated Companies on the next succeeding date on which distributions are paid pursuant to Clause 7.2, to be set off against such distributions and for the amount so set off to be distributed by the Partnership to the nominated Sempra Member (where the Indemnified Person is a member of the Sempra Group) or to a nominated member of the RBS Member Group (where the Indemnified Person is a member of the RBS Group other than the Partnership) or applied by the Partnership in accordance with Clause 7.3.4 (where the Indemnified Person is the Partnership).  On the next date on which distributions are paid pursuant to Clause 7.2 following receipt of such irrevocable notice by the Partnership, the amounts shall be set off as set forth in such notice and the amount so set off shall be deemed for all other purposes under this Agreement to have been distributed to the Indemnifying Person.  No such election to set off Out of Pocket and Tax Damages against distributions shall affect the obligations of the Indemnifying Person under the Master Formation and Equity Interest Purchase Agreement to pay Out of Pocket and Tax Damages except to the extent such setoff actually occurs.

7.3.2

If (a) a claim for Out of Pocket and Tax Damages has been made pursuant to Article IX of the Master Formation and Equity Interest Purchase Agreement and the amount of such Out of Pocket and Tax Damages is reasonably certain and (b) the Indemnifying

Person is no longer contesting in good faith such claim for Out of Pocket and Tax Damages or a Governmental Body has issued a binding, final and non-appealable order, writ or similar instrument (each an “Order”) with respect to such claim for Out of Pocket and Tax Damages, then, in each case, on the next succeeding date on which distributions are paid, the Partnership shall set off the relevant Out of Pocket and Tax Damages against the distributions otherwise payable to the Indemnifying Person or its Associated Companies pursuant to Clause 7.2, and the amount so set off shall be distributed by the Partnership to the nominated Sempra Member (where the Indemnified Person is a member of the Sempra Group) or to a nominated member of the RBS Member Group (where the Indemnified Person is a member of the RBS Group other than the Partnership) or applied by the Partnership in accordance with Clause 7.3.4 (where the Indemnified Person is the Partnership).  The amount so set off shall be deemed for all other purposes under this Agreement to have been distributed to the Indemnifying Person.

7.3.3

If (a) a claim for Out of Pocket and Tax Damages has been made pursuant to Article IX of the Master Formation and Equity Interest Purchase Agreement (other than a claim covered by Clauses 7.3.1 or 7.3.2) and remains unsatisfied prior to a distribution date, (b) the Indemnifying Person has suffered a Ratings Trigger and (c) the Indemnified Person is complying, to the extent applicable, with Section 10.5 of the Master Formation and Equity Interest Purchase Agreement, then:

(i)

the Partnership shall withhold from the next distribution otherwise payable to the Indemnifying Person pursuant to Clause 7.2 the lesser of (x) the amount of the Out of Pocket and Tax Damages remaining unsatisfied in respect of such claim and (y) the amount otherwise required to be distributed to the Indemnifying Person (the “Escrowed Amount”); and

(ii)

the Escrowed Amount with respect to any claim for Out of Pocket and Tax Damages shall be distributed after the Indemnifying Person is no longer contesting in good faith such claim for Out of Pocket and Tax Damages or an Order has been entered with respect to such claim: (a) in full to the Indemnifying Person, if the Indemnifying Person is not obligated to pay any such Out of Pocket and Tax Damages or pays such Out of Pocket and Tax Damages in full, (b) in full to the Indemnified Person, if the Out of Pocket and Tax Damages payable to the Indemnified Person are greater than or equal to the Escrowed Amount or (c) if the Out of Pocket and Tax Damages payable to the Indemnified Person are less than the Escrowed Amount, (x) first, to the Indemnified Person, an amount equal to such Out of Pocket and Tax Damages and (y) second, to the Indemnifying Person, an amount equal to the remaining Escrowed Amount with respect to such Out of Pocket and Tax Damages after the amounts in clause (x) above are distributed (in each case, such amounts shall be distributed together with interest accrued thereon at an annual rate of nine percent (9%), compounded annually and calculated on the basis of a 365 day year and the actual number of days elapsed, from and including the date of such withholding to but excluding the date of distribution of such Escrowed Amount); provided that any amounts that would be distributed to the partnership pursuant to this Clause 7.3.3 (inclusive of accrued interest) shall be retained by the Partnership.

7.3.4

Notwithstanding anything herein to the contrary, where the Partnership is the Indemnified Person, if any Out of Pocket and Tax Damages are paid, set off against distributions pursuant to Clause 7.3.1 or released from escrow pursuant to Clause 7.3.3(ii)(b) or (c)(x) in a Financial Year (the “current Financial Year”) later than the Financial Year in which the Partnership recorded charges arising from such Out of Pocket and Tax Damages (the “earlier Financial Year”), an amount equal to the amount so paid, set off or released shall be applied pro forma to the post-Tax consolidated income of the SET Group (determined in accordance with the definition of Adjusted Gross Net Income) in respect of the earlier Financial Year and the Allocation Percentages and related distributions to Members for such year shall be calculated pro forma (including for purposes of this calculation, adjustments in respect of compensation expense for the current Financial Year that are attributable to the activities that resulted in the Out of Pocket and Tax Damages in the earlier Financial Year that was payable on a basis related to performance in the earlier Financial Year).  If such pro forma calculation results in an increase in distributions payable to any Member in respect of the earlier Financial Year, the Partnership shall, subject to the approval of the Board required by Clause 7.5 and to Clauses 7.4 and 9, cause an amount equal to such increase, promptly after its identification, to be distributed in the form of a special distribution, payable to such Members in the current Financial Year in such amounts determined on the basis of the pro forma calculations (and such payments and the offset amounts shall be disregarded in the calculation of Adjusted Global Net Income or Adjusted Global Net Loss for the current Financial Year).  If such pro forma calculation results in a reduction in Adjusted Global Net Loss in respect of the earlier Financial Year, the applicable Adjusted Contribution Amounts in the aggregate shall be increased by the amount of such reduction in the manner set out in Clause 8.1 as applied to the attribution of Net Losses.

7.4

Maximum Entitlements

7.4.1

Where in any Financial Year there is Adjusted Global Net Income but there is either a US Net Loss or a Non-US Net Loss, the Partnership shall, subject to Clause 9, only distribute the Sempra Maximum Entitlement to SG (in the case of a Non-US Net Loss) or the Sempra Maximum Entitlement to SETI (in the case of a US Net Loss), and shall, subject to Clause 9, only distribute the RBS Maximum Entitlement to RBS.

7.4.2

Where in any Financial Year there is Adjusted Global Net Income but there is either a US Net Loss or a Non-US Net Loss, then an amount equal to the product of the Sempra Allocation Percentage and the US Net Loss or the Non-US Net Loss (as appropriate) shall be deducted from the SG Adjusted Contribution Amount (in the case of a US Net Loss) or from the SETI Adjusted Contribution Amount (in the case of a Non-US Net Loss).

7.4.3

Where in any Financial Year there is Adjusted Global Net Income but there is either a US Net Loss or a Non-US Net Loss, then an amount equal to the product of the Sempra Allocation Percentage and the US Net Loss or the Non-US Net Loss (as appropriate) shall be added to the SG Adjusted Contribution Amount (in the case of a Non-US Net Loss) or to the SETI Adjusted Contribution Amount (in the case of a US Net Loss).

7.5

Board approval for distributions

7.5.1

The payment of distributions to Members shall be subject to a resolution of the Board approving the relevant distribution.

7.5.2

The parties intend that the Partnership will distribute, as soon as practicable following the Allocation Percentage Calculation Date and in accordance with Clause 7.2, all Adjusted Global Net Income for such Financial Year.

7.5.3

The parties intend that the Partnership will distribute the amounts described in Clause 7.7.1 at the times set forth therein.  Prior to the end of each Financial Year, the Board shall consider including provisions for such distributions in the budget for the following Financial Year, and if the Board determines to make such budget provisions, such distributions shall be made in such following Financial Year without further approval of the Board; provided that the Board may, at any time prior to the making of any such distribution, revoke any prior authorization for such distribution.  If, with respect to any Financial Year, the Board has made provisions in the budget for the distributions described in Clause 7.7.1, any distribution during such Financial Year under such Clause in excess of the amount so budgeted shall require the approval of the Board in accordance with Clause 7.5.1.

7.6

Preferred Return

7.6.1

To the extent that, in any Financial Year, the Sempra Member Group’s Unallocated Preferred Return is greater than zero, such Sempra Member Group’s Unallocated Preferred Return shall be applied in the calculation of the Allocation Percentages in accordance with Clause 7.1.1 in such Financial Year.

7.6.2

To the extent that, in any Financial Year, the RBS Member Group’s Unallocated Preferred Return is greater than zero, such RBS Member Group’s Unallocated Preferred Return shall be applied in the calculation of the Allocation Percentages in accordance with Clause 7.1.3 in such Financial Year.

7.7

Tax Payment Distributions

7.7.1

Subject to Clause 7.5, distributions shall be made to the US Member and the Non-US Members on a quarterly basis, to be made, for each Financial Quarter, no later than one (1) week before any estimated tax payment is due by SG, in an aggregate amount determined by multiplying the estimated net income attributable to the US Business for that Financial Quarter (in the case of each of the US Member and RBS) and the estimated net income attributable to the Non-US Business for that Financial Quarter (in the case of the Non-US Member and RBS) by an assumed effective tax rate reasonably determined by the Board.  Such effective tax rate will be the highest of the marginal tax rates of any of RBS, SG and SETI for such Financial Year, calculated by taking into account all applicable U.S. federal, state, local and foreign statutory tax rates for each such Member.

7.7.2

Any amounts distributed to a Member pursuant to this Clause 7.7 in respect of any quarter will be treated as if such amounts had been distributed to such Member pursuant to Clause 7.2 for the Financial Year in which such quarter occurs, and thus will reduce, dollar for dollar, the amounts otherwise distributable to such Member pursuant to Clause 7.2.

7.7.3

If the aggregate amount distributed to any Member under this Clause 7.7 during any Financial Year exceeds the amount (determined without regard to Clause 7.5) to be distributed to such Member under Clause 7.2 in respect of such Financial Year, such Member shall promptly repay such excess to the Partnership.

7.7.4

If, in respect of any Financial Quarter, the Partnership fails to make any distribution to any Sempra Member under Clause 7.7.1 on or prior to the date required therein and such Sempra Member is required to make an estimated tax payment, the amount of such estimated tax payment shall be deemed a “Sempra Undistributed Tax Payment” from the last day of such Financial Quarter until the earlier of (i) the Year End Date of the Financial Year in which such Financial Quarter occurs and (ii) the date on which such distribution is made to the relevant Sempra Member.

7.8

Special Distributions

7.8.1

Whenever any member of the SET Group receives any refund of Taxes that have not been taken into account in the Final Balance Sheet attributable to a Pre-Closing Tax Period or attributable to the portion of any Straddle Period ending on the date of the Closing, the cash amount of the refund shall be distributed by the Partnership to SG (in the case of a refund of Taxes attributable to the US Business) or to SETI (in the case of a refund of Taxes attributable to the Non-US Business), within one (1) week from completion of the audit of the Accounts in any Financial Year, in each case net of all Taxes, costs and other expenses incurred as a result of the receipt of, or payment or distribution of, such refund.

7.8.2

Whenever any member of the SET Group receives any amount attributable to the resolution of any UK tax refund litigation (including, for the avoidance of doubt, advance corporation tax matters) attributable to a dispute over Taxes attributable to a Pre-Closing Tax Period or attributable to the portion of any Straddle Period ending on the date of the Closing, the amount received in excess of the amount reflected on the Final Balance Sheet for such litigation shall be distributed by the Partnership to SG (in the case of an amount attributable to the US Business) or to SETI (in the case of an amount attributable to the Non-US Business), within one (1) week from completion of the audit of the Accounts in any Financial Year, in each case, net of all Taxes, costs and other expenses incurred by RBS or the Partnership (but offset by any Tax benefit to which RBS or the Partnership is or will become entitled as a result) as a result of the receipt of, or payment or distribution of, such refund.

7.8.3

If there is any gain recognised under U.S. federal income tax law by any member of the Sempra Group on a sale to the Partnership (whether deemed or otherwise) of any intangible attributable to the SET Business in connection with the transactions undertaken pursuant to the Master Formation and Equity Interest Purchase Agreement (other than any gain attributable to intangibles other than goodwill and goodwill up to the maximum of $350,000,000), then in each Financial Year a cash amount equal to the product of (x) the amount of any deduction attributable to the basis of such intangible allocated to RBS pursuant to Clause 11.3 multiplied by (y) the highest of the marginal U.S., state and local tax rates (calculated by taking into account all applicable U.S. federal, state and local tax taxes) imposed on RBS due to the activities of the Partnership for such Financial Year, shall be distributed to SG or SETI (as selected by Sempra Energy) within one (1) week from completion of the audit of the Accounts in such Financial Year.  If any member of the Sempra Group is required to recognise gain under U.S. federal income tax law on a sale to the Partnership (whether deemed or otherwise) of any intangible attributable to the SET Business in connection with the transactions undertaken pursuant to the Master Formation and Equity Interest Purchase Agreement pursuant to a determination by any Governmental Body in a Financial Year other than the Financial Year of the closing of the transactions undertaken pursuant to the Master Formation and Equity Interest Purchase Agreement, then SG or SETI, as appropriate, shall be entitled to a cash distribution equal to the sum of the amounts that would have been distributed to them in all Financial Years prior to the Financial Year of such determination pursuant to the immediately preceding sentence (each such amount increased by an appropriate rate of interest) as soon as reasonably practicable after such determination by such Governmental Body.

7.9

Withholding

The Partnership shall deduct and withhold from any amounts distributed to any Member such amounts required to be deducted and withheld by any applicable Tax law, as reasonably determined by the tax matters partner.  Any amounts so deducted and withheld shall be treated for all purposes as having been distributed to the Member from which such amounts were deducted or withheld by the Partnership, and such amounts shall be delivered by the Partnership to the applicable Governmental Body.  If the Partnership was obligated to withhold from amounts distributed or allocated to any Member and the partnership did not withhold as obligated, then such Member shall be obligated to pay to the Partnership the liability imposed on the Partnership by the relevant Governmental Body due to its failure to withhold such amounts (including any interest and penalties imposed on amounts determined to be due).

8

Operating Losses

8.1

Attribution of Net Losses

8.1.1

In any Financial Year in which the Accounts do not show Adjusted Global Net Income, fifty percent (50%) of US Net Losses shall be attributable to SG, and an amount equal to the amount of such losses shall be deducted from the SG Adjusted Contribution Amount, which may cause the SG Adjusted Contribution Amount to be negative.

8.1.2

In any Financial Year in which the Accounts do not show Adjusted Global Net Income, fifty percent (50%) of Non-US Net Losses shall be attributable to SETI, and an amount equal to the amount of such losses shall be deducted from the SETI Adjusted Contribution Amount, which may cause the SETI Adjusted Contribution Amount to be negative.

8.1.3

In any Financial Year in which the Accounts show an Adjusted Global Net Loss, fifty percent (50%) of the Adjusted Global Net Losses shall be attributable to the RBS Member Group, and an amount equal to the amount of such losses shall be deducted from the RBS Adjusted Contribution Amount, which may cause the RBS Adjusted Contribution Amount to be negative.

8.2

Adjustments to Adjusted Contribution Amounts

In any Financial Year in which the Accounts do not show Adjusted Global Net Income, and there is either US Net Income or Non-US Net Income, then an amount equal to fifty percent

(50%) of the US Net Income or Non-US Net Income, as appropriate, shall be added to the SG Adjusted Contribution Amount (where there is US Net Income) or to the SETI Adjusted Contribution Amount (where there is Non-US Net Income).

9

Application of Distributions to the Adjusted Contribution Amounts

9.1

To the extent that, on the last day of any Financial Year, the Sempra Adjusted Contribution Amount (after giving effect to any contributions made pursuant to Clause 5.5) is less than the amount of both the Sempra High Water Mark and the Total FSA Regulatory Capital (the lesser of such two amounts, the “Sempra Applicable Level”), if the Board so directs in writing no later than five (5) Business Days following the Allocation Percentage Calculation Date for such Financial Year, (i) an amount shall be added to the Sempra Adjusted Contribution Amount equal to the lesser of (a) the S Maximum Entitlement for such Financial Year and (b) the excess, if any, of the Sempra Applicable Level over the Sempra Adjusted Contribution Amount (before giving effect to the operation of this Clause 9.1 in such Financial Year) and (ii) an amount shall be added to the RBS Adjusted Contribution Amount equal to the lesser of (a) the amount added to the Sempra Adjusted Contribution Amount pursuant to clause (i) and (b) the RBS Maximum Entitlement for such Financial Year.  Where any amount has been added to the Sempra Adjusted Contribution Amount or the RBS Adjusted Contribution Amount, as the case may be, pursuant to the immediately preceding sentence, the amount so added shall be treated as having been distributed to the applicable Member for the purposes of this Agreement.  Concurrently with the additions described above, RBS shall make a Contribution to the Partnership in an amount equal to the excess, if any, of (i) the amount credited to the Sempra Adjusted Contribution Amount pursuant to the second preceding sentence over (ii) the RBS Maximum Entitlement for such Financial Year.

9.2

Any amount added to the Adjusted Contribution Amounts of the Sempra Members pursuant to Clause 9.1 shall be added to such Adjusted Contribution Amounts in proportion to the distributions that would otherwise have been received by such Members pursuant to Clause 7.2.

10

United Kingdom Tax Matters

10.1

For the purposes of United Kingdom corporation tax, any Adjusted Global Net Income shall be allocated to the Members in accordance with Clause 7 and any Adjusted Global Net Losses shall be allocated in accordance with Clause 8.

10.2

Surrender of Losses

10.2.1

To the extent that losses arising in the Partnership or any subsidiary of the Partnership cannot be surrendered by way of a claim pursuant to s.402(2) Income and Corporation Taxes Act 1988, the Partnership shall, and shall procure that a subsidiary of the Partnership shall, surrender to RBS (or any other company in the RBS group by or to which a surrender is permitted by s406 and Part X Chapter IV Income and Corporation Taxes Act 1988) any group relief which may be surrendered by way of a consortium claim pursuant to s.402(3) Income and Corporation Taxes Act 1988 and which arises from the activities of the Partnership or any subsidiary for a consideration in accordance with Clause 10.2.2 below.

10.2.2

The consideration mentioned in Clause 10.2.1 shall be equal to the amount of relief which is surrendered, multiplied by the then prevailing rate of UK corporation tax which applies for the accounting period of the entity in which the relief arises (ignoring any lower rate of corporation tax which is levied on companies with lower levels of taxable profits), or such other amount as may be agreed between the Members from time to time. Where there is more than one rate of corporation tax for the accounting period in question, the rate shall be determined by using the rate applicable to the relevant portion of the accounting period.  Such consideration is payable at the later of the date the surrender is made or twelve (12) months after the end of the accounting period of the entity in which the relief arises.

10.3

For the purposes of United Kingdom corporation tax, insofar as profits of any member of the SET Group are taken into account in determining the Adjusted Global Net Income for a Financial Year and a dividend is paid to the Partnership representing such profits in a subsequent Financial Year, such dividend shall be shared between the Members by the application of the Allocation Percentage calculated in respect of the Financial Year in which the profits were taken into account.

10.4

RBS shall be entitled to make an application to treat any member of the SET Group as a member of The Royal Bank of Scotland Group plc VAT group.  If RBS determines to make such application, RBS shall indemnify the SET Group and the Sempra Members against any additional VAT liabilities for which any member of the SET Group or any Sempra Member is secondarily liable as a consequence of such VAT grouping but which is primarily the liability of a Person not belonging to the SET Group.

11

U.S. Tax Matters and Permanent Establishment Tax Matters

11.1

To the extent permitted by Applicable Law, the Sempra Members will decline to serve as, and RBS will agree to serve as, the “tax matters partner” for purposes of section 6231(a)(7) of the Code.  To the extent permitted by Applicable Law, all Members agree to accept RBS as the tax matters partner.  The tax matters partner shall have all of the rights, powers and obligations provided for in section 6221 through 6231 of the Code with respect to the Partnership.  The Board shall take any steps necessary pursuant to Code Section 6223(a) to designate each Member as a “notice partner” (as defined in Code Section 6231(a)(8)).  In addition, nothing in this Agreement is intended to waive any rights, including rights to participate in administrative and judicial proceedings, that a Member may have under Code Sections 6221 through 6233, inclusive.

11.2

The Partnership shall elect to be classified as a partnership for US federal income tax purposes by filing an election on Internal Revenue Service Form 8832 (or any successor form) and the Partnership shall also timely make all corresponding elections for US state and US local tax purposes (collectively, the “Partnership Election”). The Partnership Election shall be made no later than thirty (30) days after formation of the Partnership and such election shall be effective as of the date of formation. The Partnership Election may be signed by any Director of the Partnership who is authorised by the Board to sign on behalf of the Partnership, and each party to this Agreement who must sign the Internal Revenue Service Form 8832 (or any successor form) for it to be valid, and each party to this Agreement which has an affiliate that must sign the Internal Revenue Service Form 8832 (or any successor form) for it to be valid, shall sign the Internal Revenue Service Form 8832 (or any successor form) or cause it to be signed within a reasonable amount of time in order for the Partnership to comply with this

Clause 11.2. The Partnership shall not revoke or alter this election without the unanimous consent of its Members.

11.3

Capital Accounts; Book Allocations

11.3.1

There shall be established for each Member on the books of the Partnership as of the date hereof, or such later date on which such Member is admitted to the Partnership, a capital account (each being a “Capital Account”). The Capital Account of each Member shall be credited with the amount of any initial capital contribution made by such Member (as set forth in Clause 5.1), increased by any allocation of US Partnership Net Income, Non-US Partnership Net Income, any items in the nature of income or gain which are specifically allocated pursuant to Clause 11.3.2 or 11.3.3 and by any additional capital contributions by that Member and shall be reduced by any distribution, allocation of US Partnership Net Loss, Non-US Partnership Net Loss, and any items in the nature of expenses or losses specifically allocated pursuant to Clause 11.3.2 or 11.3.3 to that Member.  Capital Accounts shall be appropriately adjusted to reflect transfers of part (but not all) of a Member’s interest in the Partnership (or shall be dissolved and terminated in the case of a transfer of all of such Member’s interest in the Partnership). The initial Capital Account balance of each Member shall be as set forth in Schedule 11.3.1.  In all respects, the Members’ Capital Accounts shall be determined in accordance with the detailed capital account rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv).

11.3.2

General Allocations

(i)

After making the allocations as required in Clause 11.3.3 and subject to Clause 11.3.2(ii), Partnership Net Income or Partnership Net Loss shall be allocated to RBS, SG and SETI in a manner such that each of their Capital Accounts, immediately after making such allocation, is, as nearly as possible, equal (proportionately) to the distributions that each would receive if the Partnership were dissolved, its affairs wound up and its assets sold for cash equal to their fair market value (as determined under U.S. federal income tax principles) and such cash were actually distributed in accordance with the priorities of distribution set forth in Clause 16.4.1, minus (A) each Member’s share of the Partnership’s “partnership minimum gain” as that term is defined in Treasury Regulations Section 1.704-2(b)(2) and 1.704-2(d) and (B) the amount, with respect to the partner nonrecourse debt of a Member (as that term is defined in Treasury Regulations Section 1.704-2(b)(4)) equal to the partnership minimum gain that would result if such nonrecourse debt were treated as a nonrecourse liability, determined in accordance with Treasury Regulations section 1.704-2(i)(3).

(ii)

In making the allocations provided for in Clause 11.3.2(i), SG shall receive solely allocations of US Partnership Net Income or US Partnership Net Loss, as the case may be, and SETI shall receive solely allocations of Non-US Partnership Net Income or Non-US Partnership Net Loss, as the case may be.  All items making up US Partnership Net Income or US Partnership Net Loss, as the case may be, shall be allocated between RBS and SG in the same proportion as Partnership Net Income or Partnership Net Loss, as applicable, is allocated between RBS, on the one hand, and the Sempra Members, on the other hand, pursuant to Clause 11.3.2(i).  All items of Non-US Partnership Net Income or Non-US Partnership Net Loss, as the case may be, shall be allocated between RBS and SETI in the same proportion as Partnership Net Income or Partnership Net Loss, as applicable, is allocated between RBS, on the one hand, and the Sempra Members, on the other hand, pursuant to Clause 11.3.2(i).

(iii)

To the extent not otherwise taken into account in this Clause 11.3.2 or Clause 11.3.3, if any amount is distributed to any Member pursuant to Clause 7.3.4, an amount of US Partnership Net Income (if SG received the distribution), Non-US Partnership Net Income (if SETI received the distribution), or Partnership Net Income determined in accordance with Code section 703(a) (if RBS received the distribution) equal to the amount distributed to such Member shall be allocated to such Member, and an amount of items of loss or deduction equal to the amount of the Out of Pocket and Tax Damages paid, set off against distributions pursuant to Clause 7.3.1 or released from escrow pursuant to Clause 7.3.3(ii)(b) or (c)(x) shall be allocated to such Member who is the Indemnifying Person.

11.3.3

Special Allocations

(i)

If the Partnership incurs any item of loss or deduction, where the Partnership is entitled to indemnification pursuant to Section 9.2 of the Master Formation and Equity Interest Purchase Agreement for such loss or deduction, then the item of loss or deduction shall be allocated to SG (if the item of loss or deduction is attributable to the US Business) or shall be allocated to SETI (if the item of loss or deduction is attributable to the Non-US Business).

(ii)

Any deduction arising from the amortization or impairment of any goodwill, up to an amount equal to $350,000,000, shall be allocated fifty percent (50%) to SG and fifty percent (50%) to RBS.

(iii)

Clause 11 is intended to comply with Section 704(b) of the Code and the Treasury Regulations thereunder, including the “alternative test for economic effect” under Treasury Regulations Section 1.704-1(b)(ii)(d).  Notwithstanding Clause 11.3.2, the Partnership shall make any allocations required by such Treasury Regulations, including “qualified income offset” and “minimum gain chargeback” allocations and allocations relating to any nonrecourse debt of the Partnership, prior to making the allocations set forth in Clause 11.3.2 or in Clause 11.3.3(i) or (ii).

(iv)

In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (a) the amount such Member is obligated to restore, if any, pursuant to any provision of this Agreement and (b) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Clause 11.3.3(iv) shall be made only if and to the extent that a Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this

Clause 11 have been tentatively made as if the second sentence in Clause 11.3.3(iii) and this Clause 11.3.3(iv) were not in this Agreement.

11.4

For U.S. federal, state and local income tax purposes, the income, gains, losses and deductions of the Partnership shall, for each taxable period, be allocated among the Members in the same manner and in the same proportion that such items have been allocated among the Members’ respective Capital Accounts; provided, however, that in accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, (i) income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Partnership for U.S. federal income tax purposes and its initial Carrying Value, and (ii) in the event the Carrying Value of any Partnership asset is adjusted as a result of any revaluations as set forth in the definition of the term “Carrying Value” in this Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for U.S. federal income tax purposes and its Carrying Value, in each case using any method or methods permitted under Section 704(c) of the Code and the Treasury Regulations thereunder as determined by the Board.

11.5

Unless otherwise required (x) as the result of a change in Applicable Law occurring after the date hereof and with respect to which the Partnership has received an opinion from counsel, which counsel shall be reasonably acceptable to each of the Members, stating that there is no reasonable basis for continuing to treat the Partnership in the manner described below (it being agreed that Sullivan & Cromwell LLP, Simpson Thacher & Bartlett LLP and Pricewaterhouse Coopers LLP are deemed, for this purpose, to be acceptable counsel) or (y) pursuant to a “determination” pursuant to Section 1313(a) of the Code or other Applicable Law, the parties hereto agree to treat, for all U.S. federal, state, and local income tax purposes (including, without limitation, for purposes of any position taken by any party hereto on any U.S. federal, state or local income Tax Return), (i) the Partnership as a partnership and (ii) the Partnership as the owner of the trades arising from the performance of the Trading Activities (as this term is defined in the Commodities Trading Activities Master Agreement).  Unless otherwise required pursuant to a “determination” pursuant to Section 1313(a) of the Code or other Applicable Law, the parties hereto agree to act in accordance with this Clause 11.5 in the filing of all U.S. federal, state or local income Tax Returns and in the course of any U.S. federal, state or local income Tax audit, U.S. federal, state or local income Tax review or U.S. federal, state or local income Tax litigation related thereto, and the parties hereto agree to take no position or action inconsistent with such treatment for any U.S. income Tax purposes.  Notwithstanding any other provisions of this Agreement, the provisions of this Clause 11.5 shall survive the dissolution of the Partnership or the termination of any Member’s interest in the Partnership and shall remain binding on all Members for a period of time necessary to resolve with the U.S. Internal Revenue Service or any applicable state or local taxing authority all matters (including litigation) regarding the U.S. federal, state and local income taxation, as the case may be, of the Partnership or any Member with respect to the Partnership.

11.6

Permanent Establishment

11.6.1

Sempra Energy and the Sempra Members agree with RBS that the Sempra Members and RBS shall use all reasonable endeavours to take such steps as are necessary to file any returns or declarations or make any registrations in respect of Taxes as may be necessary or appropriate, in any jurisdictions in which either the Partnership or any

Member is or is treated under any applicable law relating to Tax as carrying on business, on the basis that either (i) the Partnership is or (ii) both SETI and RBS are carrying on business in that jurisdiction whether or not through a permanent establishment.

11.6.2

If RBS or any Sempra Member is charged or subjected to Tax in any Financial Year in respect of its permanent establishment in the relevant jurisdiction on an amount of Adjusted Global Net Income which is greater than the amount of Adjusted Global Net Income it would have been charged or subjected to Tax on if the Partnership had been treated as having a permanent establishment in the relevant jurisdiction, the parties will work together jointly to minimize such Tax and also take all reasonable steps to ensure that each party, SG, SETI and RBS, will be charged or subjected to Tax, through direct reimbursement payments among the Members, equal to the amount that would be incurred if they received their Allocation Percentages of income in respect of such jurisdiction and will, if necessary, share in any additional Tax imposed upon them as a group in excess of such amounts on a proportionate basis using the Allocation Percentages for that Financial Year.

11.6.3

Notwithstanding any other provision in this Clause 11.6, the Members shall reasonably cooperate and take commercially reasonable steps so as to minimize situations where either RBS or an Sempra Member is charged or subjected to Tax in respect of its permanent establishment in a jurisdiction on an amount of Adjusted Global Net Income which is greater than the amount of Adjusted Global Net Income calculated as attributable to such Member in accordance with the Allocation Percentage for the relevant Financial Year.

12

Board, Member Meetings and Reserved Matters

12.1

Board Constitution and Meetings

12.1.1

On or prior to the date hereof, RBS shall have delivered a written notice to the other Members naming four (4) individuals as the initial RBS Directors and the Sempra Member Group shall have delivered a written notice to the other Members naming three (3) individuals as the initial Sempra Directors.

12.1.2

The number of Directors shall at all times be seven (7) unless otherwise agreed between RBS and the Sempra Members. RBS may by written notice to the Board appoint up to four (4) Directors and the Sempra Members may by written notice to the Board appoint up to three (3) Directors. If, at any time, the Members determine, with the consent of at least one Sempra Member, to add a representative of the SET Group’s management to the Board as a Director, the number of Directors shall be increased by two (2), including such representative of the SET Group’s management and such additional Director as RBS may by written notice to the Board appoint, and the number of Directors that the Sempra Members are entitled to appoint shall not be affected.  The Directors may, by notice to the Board in writing, appoint a proxy (whether or not a Director) to attend and vote at meetings of the Board on their behalf.

12.1.3

The Board can, by majority vote and on ten (10) days prior written notice to the party that appointed the relevant Director, resolve to remove an RBS Director or an Sempra Director from the Board for Cause; provided that such removal shall not prejudice the right of such Director’s appointor(s) to appoint a replacement Director (who may not be the same person as the removed Director).

12.1.4

Without prejudice to reimbursement of expenses and unless otherwise agreed by the Board, the Directors shall not have any rights to remuneration by the Partnership.

12.1.5

The Board shall meet as and when required, but no less than once every three months. Any Director may convene a meeting of the Board upon the provision of reasonable written notice to the other Directors.

12.1.6

The quorum for Board meetings shall be not less than three Directors, comprising at least two RBS Directors and one Sempra Director, present in person or by audio or by video conferencing. The chairman of any Board meeting shall be determined by the Directors appointed by RBS amongst themselves at the commencement of each such meeting. If a quorum is not present within an hour of the time appointed for the meeting or ceases to be present, the Director(s) present shall adjourn the meeting to the same location at a time being 48 hours from the point at which the original scheduled meeting was not quorate. Notice of the first adjourned meeting shall be given, to the extent practicable, by the Board to each of the Directors. The quorum at any such adjourned meeting shall be at least three RBS Directors.

12.1.7

At every Board meeting, every Director present shall have one vote. All decisions of the Board shall, unless otherwise specified, be determined by a majority of the Directors present from time to time voting in favour; provided always that none of the Reserved Matters may be determined by the Board without the consent of at least one of the Sempra Directors. No member of the Board shall be entitled to a second or casting vote. A resolution in writing circulated to all Directors and subsequently signed as approved by all of the Directors unanimously from time to time shall be as valid and effective as a resolution passed at such a meeting. All or any of the members of the Board may participate in a meeting of the Board by means of any communication equipment which allows all persons participating in the meeting to hear each other and to address all of the other participants simultaneously. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to be counted towards the quorum and to vote. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting is present.

12.2

Management of the SET Group

12.2.1

Subject to the provisions of this Agreement and any applicable legislation, including the Act, the Board shall have exclusive responsibility for the management and control of the Business and the affairs of the Partnership on behalf of the Members and shall have the power and authority to delegate any of its powers to one or more committees of the Board (each of which shall include at least one Sempra Director, and at least one Sempra Director for every two RBS Directors on such committee) and to do all things necessary to carry out the purpose of the Partnership and shall carry on and manage the same with the assistance from time to time of the Members and of agents, servants or other employees of the Partnership as it shall deem necessary.

12.2.2

Subject to Clause 12.2.6, the Board shall have full power and authority on behalf of and at the cost of the Partnership and with the power to bind the Partnership thereby to deal with and/or to engage on behalf of the Partnership such Person (including, for the avoidance of doubt, any Person associated with a Member) as the Board shall deem desirable to deal with all Tax affairs of the Partnership including, without limitation, the preparation and submission of any Tax Returns required to be submitted by the Partnership and the preparation of all documentation and the handling of all matters (including correspondence) and disputes relating to such Tax affairs with any relevant Tax authority; provided that the Board shall be obliged (i) to provide each Member with copies of any correspondence or documents relevant to that Member received by the Partnership from any Tax authority or similar agency promptly upon receipt and (ii) to provide the Members with notice of all scheduled administrative proceedings or audits, including meetings with agents or representatives of any Tax authorities, technical advice conferences and appellate hearings as soon as possible after receiving notice of the scheduling of proceedings; provided, however, that nothing in this Clause shall entitle a Member to receive information or documents that relate solely to the Tax position of other Members. Each Member shall provide all assistance as is necessary to enable the Board and any Person engaged by the Board to deal with and manage the Tax affairs of the Partnership in accordance with this Clause.

12.2.3

Following the end of each Financial Year, the Board shall use reasonable endeavours to cause the Partnership to prepare and send, or cause to be prepared and sent, within ninety (90) days of the completion of the audit for such Financial Year by the Auditors, to each Person who was a Member at any time during such Financial Year, copies of such information as may be required for applicable Tax reporting purposes, including, without limitation, such information as a Member may reasonably request for the purpose of applying for refunds of withholding taxes.

12.2.4

The day-to-day management of the SET Group shall be conducted by management appointed by the Board for such purpose and shall comply with Board directives and applicable RBS Policies and shall at all times be governed and operated in a manner consistent with this Agreement and the government and operation of other members of the RBS integrated group.  RBS shall provide the Directors with copies of, or reasonable access to, the RBS Policies and any revisions thereto.

12.2.5

The following matters shall be reserved to the Board:

(i)

the declaration and payment of distributions; and

(ii)

each of the Reserved Matters.

12.2.6

With respect to any income or direct Tax Return of the Partnership or any other member of the SET Group, the preparation of which is controlled by the Partnership pursuant to Section 10.3(c) of the Master Formation and Equity Interest Purchase Agreement, which relates in any way to the portion of any Straddle Period for the Partnership or any other member of the SET Group which ends on the date of the Closing, the Board shall circulate to the Sempra Member Group for their review and approval a draft of such Tax Return at least thirty (30) days before such Tax Return is to be filed, and the Sempra Member Group shall provide any comments on such Tax Return to the Board at least fifteen (15) days before such Tax Return is to be filed.  The Board shall not file any such Tax Return without the approval of the Sempra Member Group, which approval shall not be unreasonably withheld or delayed.  If either Sempra Member objects to any items on the Tax Return which affect the Taxes of the

Partnership or any other member of the SET Group relating to a Pre-Closing Tax Period or to the portion of any Straddle Period for the Partnership or any other member of the SET Group which ends on the date of the Closing, then the Board must adopt the position of such Sempra Member unless such position may cause a material adverse Tax consequence to the Partnership or RBS.  If such position may cause a material adverse Tax consequence to the Partnership or RBS but an opinion of suitable independent tax counsel, concluding that such Sempra Member’s position is more likely to succeed than not, is obtained in the relevant jurisdiction at Sempra Energy’s expense, then the position of such Sempra Member must be adopted by the Board.

12.2.7

Unless otherwise required (x) as the result of a change in Applicable Law occurring after the date hereof and with respect to which the Partnership has received an opinion from counsel, which counsel shall be reasonably acceptable to each of the Members, stating that there is no reasonable basis for continuing to report receipts in the manner described below (it being agreed that Sullivan & Cromwell LLP, Simpson Thacher & Bartlett LLP and PricewaterhouseCoopers LLP are deemed, for this purpose, to be acceptable counsel) or (y) pursuant to a “determination” pursuant to Section 1313(a) of the Code or other Applicable Law, the Partnership shall report receipts from physical commodities trading activities on a gross basis in preparing all U.S. federal, state and local income Tax Returns (including but not limited to U.S. Internal Revenue Form 1065, California income tax form 565, and any Schedules K-1 issued by the Partnership to any Member).

12.3

Member Meetings

12.3.1

Without prejudice to Clause 12.2.1 above, if the Board resolves that any decision of the Partnership should be taken at a general meeting of the Members, then it shall have the power to call such meeting at no less than seven (7) clear days’ notice.

12.3.2

All Members shall be entitled to attend any general meeting of Members, but only RBS and the Sempra Members (or their permitted assignees from time to time) shall be entitled to vote. Decisions shall be made by them on a show of hands by a simple majority and, other than in relation to Reserved Matters, RBS (or its permitted assignee) shall have one more vote than the Sempra Members. No resolution concerning a Reserved Matter shall be approved without the consent of at least one of the Sempra Members.

12.3.3

The chairman and the secretary of any Member meeting shall be determined by the Board at the time such meeting is called (if called by the Board).  The secretary shall record the number of votes cast in favour of or against each resolution, and such record, along with a declaration by the chairman certifying the accuracy of such record, shall be conclusive evidence of the adoption of such resolution.

12.3.4

Any consent required of a Member under this Agreement, other than any consent under Clause 12.3.2, may be given by such Member in writing, without a meeting of the Members.

12.4

Reserved Matters

12.4.1

The following shall be “Reserved Matters”, and unless at least one of the Sempra Directors (in the case of an action by the Board) or at least one of the Sempra Members (in the case of an action by the Members) shall have consented, the

Partnership shall not, and shall not permit its subsidiaries, subject to Clause 12.4.2, to:

(i)

amend, alter or waive the terms of this Agreement, the Members’ interest in the Partnership or the constitutional documents of any material subsidiary of the Partnership;

(ii)

wind-up or liquidate the Partnership or adopt a plan to effect any of the foregoing;

(iii)

wind-up, sell, pledge, lease, assign or otherwise dispose of all or substantially all of the equity or assets of any material subsidiary of the Partnership (other than any merger, consolidation or amalgamation of, or similar transaction relating to, a wholly owned subsidiary of the Partnership with or into another wholly owned subsidiary of the Partnership that would not have an adverse Tax effect on any Member);

(iv)

issue securities in respect of the Members’ interests in the Partnership, including (a) puts, calls, options, stock appreciation rights or warrants in respect of, or securities convertible into, interests in the Partnership or securities thereof, (b) rights with an exercise or conversion privilege at a price related to interests in the Partnership or securities thereof, (c) derivatives contracts that have the effect of transferring the economic benefits and/or burdens of the ownership of the interests in the Partnership to a third party or (d) other rights or options to buy or sell interests in the Partnership or securities thereof;

(v)

except for (a) agreements or arrangements entered into in the ordinary course of Business, (b) agreements or arrangements entered into as agent for RBS under the Commodities Trading Activities Master Agreement and (c) Trading Agreements, purchase or otherwise acquire (including by transfer from any Associated Company), other than in the ordinary course of the trading businesses of any subsidiary of the Partnership, any stock or equity interests in or of any other Person or any assets of any other Person, or any business (or a substantial part of a business), whether in one transaction or a series of related transactions, (x) for an aggregate purchase price exceeding $10,000,000, or (y) that would represent a material new line of business;

(vi)

cease to operate or materially reduce the scope of the business carried on as at the date hereof by the four (4) principal business units of the SET Group, being Gas, Power, Oil and Metals, except to the extent that such cessation or reduction is the result of adverse changes in market conditions or historical performance;

(vii)

incur any Indebtedness other than (a) Indebtedness that is incurred in order to operate the Business or pay distributions owing to RBS, Sempra Energy or any of their respective Associated Companies or (b) Indebtedness that is incurred in order to operate the Business and (x) is Indebtedness of the type not provided by RBS and its Associated Companies, (y) is required under Applicable Law to be incurred from Persons other than RBS and its Associated Companies or (z) prior to the Partnership incurring such Indebtedness, RBS has agreed with the Partnership or the third party from which such Indebtedness is incurred that RBS will pay the interest accruing in respect of such Indebtedness to the extent exceeding LIBOR plus fifty (50) basis points and, in the case of this clause (z), the aggregate amount of Indebtedness of the Partnership owing to Persons other than RBS and its Associated Companies does not exceed $100,000,000 at any time outstanding;

(viii)

issue any guarantees, letters of credit or other forms of credit support (other than in the ordinary course of the SET Business);

(ix)

amend, alter, terminate, grant waivers or consents, fail to enforce its rights (after receipt of notice with reasonable specificity thereof from the Sempra Members) under or enter into any new agreements with respect to (a) matters substantially similar to any of the Related Agreements (other than Related Agreements to which Sempra Energy or any of its Associated Companies is a party) or (b) except to the extent such action is consistent with Clause 13.3, any material arrangement for the provision of services to the Partnership or any subsidiary of the Partnership by, or for the purchase by the Partnership or any subsidiary of the Partnership of material goods or services from, RBS or any subsidiary or affiliate of RBS;

(x)

conduct any activities or business other than the SET Core Businesses and the SET Non-Exclusive Businesses;

(xi)

enter into any agreement or arrangement having a term longer than two (2) years or providing for actual or potential aggregate payments by the Partnership or any subsidiary of the Partnership in excess of $10,000,000, except for (a) agreements or arrangements entered into in the ordinary course of the Business, (b) agreements or arrangements entered into as agent for RBS under the Commodities Trading Activities Master Agreement and (c) Trading Agreements;

(xii)

enter into any agreement that imposes a material restriction on the conduct by the Partnership or its subsidiaries of the Business;

(xiii)

cause any member of the SET Group that is not an entity organised under United States federal or state law to engage in any trade or business in the United States, to own any assets located in the United States, or to hold or acquire “United States property” as defined in Code Section 956(c);

(xiv)

make any determination or distribute any amounts to the Members under Clause 5.6;

(xv)

take any action with regard to the matters described in this Agreement that require the consent of at least one of the Sempra Members or Sempra Directors; or

(xvi)

enter into, assume or become bound by any contract to take any action in furtherance of the above specified Reserved Matters, or otherwise attempt to take any action in furtherance of the above specified Reserved Matters, either directly or indirectly.

12.4.2

If the Partnership or RBS is compelled to take any action or engage in activity that constitutes a Reserved Matter in order to comply with Applicable Laws, and the consent of at least one of the Sempra Members has not been obtained, then, before taking any such action or engaging in any such activity, RBS or the Partnership shall provide the Sempra Members with notice as soon as is reasonably practicable of its intent to take such action or engage in such conduct (which notice shall, if reasonably practicable, be in writing).  If, upon receipt of such notice, at least one Sempra Member does not consent to the taking of such action or the engaging in such conduct, then the Partnership or RBS, as applicable, shall, to the extent reasonably practicable, consult in good faith with the Sempra Members in order to determine whether compliance with such Applicable Law can be achieved by curing any fact or circumstance that is then existing, or taking any other course of action, rather than by taking action or engaging in any activity that constitutes a Reserved Matter.  Notwithstanding the foregoing, neither RBS nor the Partnership shall be deemed to be in breach of this Clause 12.4 if, as a result of Applicable Law, RBS or the Partnership, as the case may be, is unable to either provide the notice or engage in the consultation required above because the time delay required to provide such notice or engage in such consultation would pose an immediate and significant risk to RBS or the Partnership, respectively.  The Partnership or RBS, as applicable, shall provide written notice to the Sempra Members of any action taken pursuant to the preceding sentence concurrently with or immediately following the taking of any such action.

12.5

Notice Matters

12.5.1

The Partnership shall not, and shall not permit any subsidiary of the Partnership to, do any of the following without first providing notice and a reasonable opportunity to consult to the Sempra Member Group (provided that such requirement shall be deemed satisfied with respect to any matter that has been presented to the Board):

(i)

sell, transfer, assign, hypothecate, encumber, license or sublicense any of the Partnership’s or any of its subsidiary’s trading models, licenses, copyrights, works that are the subject matter of copyrights, trademarks, tradenames, trade styles, trademark applications or any rights under any of the foregoing; any extensions, renewals, reissues, or configurations of the same; any trade secrets, formulae, processes, or any trade secrets or contract rights relating to computer hardware or software programs;

(ii)

except as has been provided for in a capital budget approved by the Partnership and previously distributed to the Sempra Member Group, make or commit to make capital expenditures in excess of (x) $5,000,000 with respect to any individual expenditure or (y) $10,000,000 in the aggregate during any Financial Year;

(iii)

enter into, materially amend or terminate any agreement with respect to a Commodity Transaction that (a) has a term longer than five (5) years and provides for aggregate payments, based on then-current prices, by or to the Partnership or any subsidiary of the Partnership in excess of $1,000,000,000 or (b) provides for aggregate payments, based on then-current prices, by or to the Partnership or any subsidiary of the Partnership in excess of $5,000,000,000.  For purposes of this clause (iii), “then-current prices” means current prices determined at the time the parties thereto enter into such agreement and in the case of (1) a physical Commodity Transaction that provides for a fixed purchase or sales price, the Dollar present value of such price; (2) a physical Commodity Transaction that provides for an index purchase or sales price, the

Dollar present value of the forward prices for such index during the term of such transaction that are utilized by the relevant SET Group member to determine the mark-to-market valuation for such transaction; and (3) a Commodity Transaction that is a derivative, the net settlement amount for each settlement date during the term of such transaction, based on the Dollar present value of the applicable forward prices during the term of such transaction that are utilized by the relevant SET Group member to determine the mark-to-market valuation for such transaction;

(iv)

compromise or settle any litigation or claim involving an amount in excess of $10,000,000 or any governmental audit or investigation involving an amount in excess of $1,000,000;

(v)

hire, discharge or materially alter the total annual compensation of any employee who (a) was, in the most recently completed Financial Year, entitled to (x) a twenty-five percent (25%) or greater share of the Net Trading Revenue (or other revenue, income or margin metric) generated by such employee (directly or through the results of a group of employees) or (y) guaranteed total annual compensation in excess of $2,000,000 or (b) is a Senior Managing Director or an employee equivalent in stature to an employee holding such title or who, within the preceding twelve (12) months, had been employed at or above the level of Senior Managing Director or an equivalent stature; provided that, with regard to the hiring of an employee, the altering of an employee’s compensation or the discharge of an employee for cause, the Partnership shall not be obligated, under this Clause 12.5.1, to provide the Sempra Member Group with an opportunity to consult prior to taking such action but shall remain obligated to provide the required notice; or

(vi)

cease to operate or materially reduce the scope of, as a result of any adverse change in market conditions or historical performance, the business carried on as at the date hereof by the four (4) principal business units of the SET Group, being Gas, Power, Oil and Metals; provided that the Partnership and its subsidiaries shall only be required to provide notice and a reasonable opportunity to consult under this clause (vi) if it is reasonably practicable to do so.

12.5.2

RBS shall provide notice promptly and in no event less than one (1) Business Day following: (i) the resignation of the Auditors (or receipt by RBS or any RBS Director of an indication that the Auditors decline to be considered for re-appointment after completion of the current audit), (ii) the dismissal of the Auditor, (iii) the appointment of a new Auditor, and (iv) any disagreement between RBS or the Board, on the one hand, and the Auditors, on the other hand, regarding accounting or auditing matters or (v) the occurrence of any other event that would constitute a reportable event under US Securities and Exchange Commission Form 8-K if the Partnership were required to file such reports.

12.6

Duties of the RBS Directors and the Sempra Directors

In taking any action, making any decision or exercising any discretion with respect to the Partnership:

12.6.1

each RBS Director and each Sempra Director shall be entitled to consider such interests and factors as such Director deems appropriate, including the interests of the Member(s) entitled to appoint such Director;

12.6.2

no RBS Director nor Sempra Director shall have any duty or obligation to give any consideration to the interests of, or factors affecting, the Partnership, the Members other than the Member(s) entitled to appoint such Director; and

12.6.3

no RBS Director or Sempra Director shall have any duty or obligation, except as explicitly required herein, to abstain from participating in any vote or other action of the Partnership or any of its subsidiaries.

No RBS Director or Sempra Director shall have breached any duty or obligation to the Partnership or the Members solely as a result of any of the foregoing.

12.7

Rights Following Certain Transfers

In the event that either SG or SETI, but not both, has Transferred its interest in the Partnership pursuant to Clause 16.3.2 to a Person other than RBS or an Associated Company of RBS, then the references to “Sempra Members”, “Sempra Member Group” and “Sempra Director” in this Clause 12, and the rights of the Sempra Members to appoint such directors and otherwise to exercise rights under this Clause 12, shall reside with the Member or Members that continue to be part of the Sempra Member Group.  The Successor Member of the last Sempra Member to sell its interest in the Partnership shall succeed to all such rights.

13

Funding of Ongoing Operations, Cost of Funds and Agreements with Affiliates

13.1

Funding of Ongoing Operations

13.1.1

RBS covenants and agrees with the Partnership and the Sempra Members that it shall lend cash and other working capital to the SET Group as necessary to fund all of the SET Group’s ongoing operating expenses, including in all events sufficient funds to pay all of the SET Group’s obligations to its employees.  In addition, RBS hereby affirms its intention to provide capital to the Partnership (i) to support the trading activities of the SET Group (including transactions entered into on RBS’s books under the Commodities Trading Activities Master Agreement) at a minimum as reasonably necessary to support the SET Group’s trading activities at the level prevailing as of the date of the Closing, (ii) to fund the then-current business plan of the Partnership and (iii) as required to support available Partnership business opportunities, in each case with the objective of supporting the reasonable growth of the SET Business (and, in each case, taking into consideration adverse changes in market conditions, historical performance and future prospects of the SET Business).

13.1.2

If RBS has materially failed to provide capital to the Partnership for any material period in accordance with the covenants or intentions set forth in Clause 13.1.1, then the Sempra Member Group may notify RBS, and RBS shall have ten (10) Business Days to cure such failure or reach agreement with the Sempra Member Group regarding such failure.

13.1.3

If (x) RBS has failed to provide capital to the Partnership for any material period in accordance with the covenants or intentions set forth in Clause 13.1.1 and has received notice thereof pursuant to Section 13.1.2 and RBS does not cure such failure or RBS and the Sempra Member Group are unable to reach agreement within the period specified in Clause 13.1.2 or (y) except in connection with a cessation or reduction of the scope of the business carried on as of the date hereof by the four (4) principal business units of the SET Group to the extent undertaken pursuant to Clause 12.4.1(vi) or to which the Sempra Member Group consented, RBS has suspended a material portion of the authority of the SET Group or its representatives under the Commodities Trading Activities Master Agreement (whether by suspension pursuant to Section 7.2 thereof or by any action or series of actions having a similar effect) for a period of time that has a material and adverse effect on the Business, then the Sempra Member Group shall have the following remedy (which shall be the Sempra Member Group’s sole right with respect to such failure or suspension):

(i)

The Sempra Member Group shall have the option, in its sole discretion, to deliver to RBS a “Purchase Notice” within ninety (90) days of the Sempra Member Group’s notification to RBS under Clause 13.1.2.

(ii)

Upon delivery of such Purchase Notice, the Sempra Member Group shall be obligated to purchase, and the RBS Member Group shall be obligated to sell, the RBS Member Group’s entire ownership interest in the Partnership for a cash price equal to (a) the consolidated membership equity of the Partnership (including any goodwill on the books of the Partnership) plus, without duplication, the net book value of any trading positions remaining on the books of RBS relating to the SET Business, in each case, on the closing date of the purchase and after giving effect to the termination of all contracts between RBS and the Partnership and the transfer of trading positions on the books of RBS pertaining to the SET Business, as provided in Clause 13.1.3(iv), minus (b) the sum of (x) the Sempra Adjusted Contribution Amount immediately prior to such purchase plus (y) to the extent included in the consolidated membership equity of the Partnership, any distributions payable to any Sempra Member pursuant to Clause 7.2 that have not been distributed by the Partnership to such Sempra Member (excluding distributions that have been withheld or retained pursuant to Clause 7.3 or 9.1) plus (c) to the extent not included in the consolidated membership equity of the Partnership, any distributions payable to the RBS Member Group pursuant to Clause 7.2 that have not been distributed by the Partnership to RBS (excluding distributions that have been withheld or retained pursuant to Clause 7.3 or 9.1) (collectively, the “Buyback Consideration”).  The closing date of such purchase shall occur on the last day of a month, and unless otherwise stated, each amount in the preceding sentence shall be determined as of such day as though such day were the end of the Financial Year (for purposes, among others, of calculating the Allocation Percentages).  The RBS Member Group will prepare an estimated consolidated and combined balance sheet of the Partnership as of the closing date of such purchase and a statement setting forth the estimated Buyback Consideration (the “Estimated Buyback Consideration”) and deliver such balance sheet and such statement to the Sempra Members five (5) days prior to the closing date of such purchase.  Any financial statements or calculations made pursuant to this Clause 13.1.3 shall be prepared in accordance with IFRS in a manner consistent with that used to prepare the Accounts.

Subject to the provisions of the next sentences, the Buyback Consideration shall not, in any event, exceed $5,000,000,000. The provisions of the foregoing sentence are for the benefit of the RBS Member Group alone and may, within thirty (30) days of receipt of a Purchase Notice, be waived by RBS at its sole discretion (whether entirely or subject to a higher cap determined by RBS). To the extent that, at the time of such waiver, RBS or any of its holding companies remains subject to laws or regulations requiring transactions above a certain size to be approved by RBS’s, or such holding company’s, as the case may be, shareholders before such transactions are implemented, such waiver shall only be effective to the extent that either: (x) the waiver does not result in such a requirement being triggered or (y) the waiver does trigger such a requirement but the relevant shareholder approval is obtained within sixty (60) days of the waiver (and the receipt of such approval or, in its absence, the expiry of such sixty (60) day period shall be a condition to the completion of such purchase).  If RBS does not waive such limit on the Buyback Consideration or is unable to obtain shareholder approval for such waiver (or RBS waives such limit subject to a higher cap) and the calculation of the Buyback Consideration in accordance with the foregoing provisions of this Clause 13.1.3(ii) produces a figure which is in excess of $5,000,000,000 (or such higher cap, as applicable), the RBS Member Group shall nonetheless be obligated to sell the RBS Member Group's entire interest in the Partnership to the Sempra Member Group for a cash price equal to $5,000,000,000 (or such higher cap, as applicable).

(iii)

Such purchase shall be subject to the following conditions to closing: (a) the RBS Member Group shall represent and warrant that it has unencumbered title to its interests in the Partnership, (b) all necessary regulatory approvals for such purchase shall have been obtained, (c) the closing date of such purchase shall occur not later than 120 days following the date of the Purchase Notice (unless a longer period is required (x) for the Sempra Member Group to obtain necessary financing to consummate the purchase, arrange for the transfer of trading positions on the books of RBS relating to the SET Business or arrange for credit support in favour of RBS with respect to any trading position that cannot be transferred or liquidated, (y) to obtain necessary regulatory approvals or (z) as a result of any failure by RBS to cooperate in good faith to complete such purchase, which longer period shall not, in the case of clauses (x) and (y) only, exceed 210 days following the date of the Purchase Notice) and (d) all actions and conditions required by Clause 13.1.3(iv) to have been taken or satisfied no later than the closing date of such purchase shall have been satisfied.

(iv)

Following the receipt of a Purchase Notice and prior to the closing of the purchase, the Sempra Member Group and RBS Member Group shall take such actions as are necessary to, no later than the closing date of such purchase, (x) terminate the Commodities Trading Activities Master Agreement and any contracts between the SET Group and RBS or its affiliates and Associated Companies, (y) arrange for the repayment or refinancing of all outstanding loans between RBS, or any of its Associated Companies, and any member of the SET Group and (z) with respect to all trading positions and Trading Agreements relating to the SET Business, including those that are recorded on the books of RBS:

(a)

First, provide for the assignment to or assumption by the SET Group of such trading positions and Trading Agreements and provide for the release of any guarantees or credit support provided by RBS or its Associated Companies with respect to such trading positions and Trading Agreements;

(b)

Second, to the extent the assignment or assumption and release described in clause (a) is not reasonably practicable, cooperate to (i) enter into one or more mirror trades, total return swaps or other similar agreements between RBS, or any applicable Associated Company thereof, and the applicable members of the SET Group (whose obligations under such mirror trades, total return swaps or other agreements shall be supported by the credit of Sempra Energy), in a form reasonably acceptable to RBS and Sempra Energy, to (A) provide that all the economics of any such remaining trading positions and Trading Agreements are transferred to the SET Group and (B) pay a rate of return to RBS of LIBOR plus fifty (50) basis points (calculated in accordance with Clause 13.2) on the mark-to-market value of such trading positions and Trading Agreements and (ii) cause Sempra Energy and the Sempra Member Group to provide and maintain appropriate third party credit support in favour of RBS or any applicable Associated Company thereof, in a form reasonably acceptable to RBS and Sempra Energy, from a counterparty with a credit rating from a Ratings Agency at least equal to the then-current rating of the long-term unsecured unsubordinated debt of RBS with respect to the obligations of counterparties under such trading positions and Trading Agreements; provided that, for the avoidance of doubt, RBS may, at its election, cause the SET Group to liquidate any trading positions or Trading Agreements in the manner provided in clause (c) below at any time prior to the establishment of the arrangements described in this clause (b); and

(c)

Third, to the extent the assignment or assumption and release described in clause (a) is not reasonably practicable and the credit support described in clause (b) cannot reasonably be provided, liquidate any such trading positions and Trading Agreements; provided that any aggregate net loss resulting from such liquidations shall be allocated equally between the Sempra Member Group and the RBS Member Group and any aggregate net gain resulting from liquidations shall be allocated to the Members in accordance with Clause 7.1 as though such gain were Adjusted Global Net Income, and the Buyback Consideration shall be adjusted accordingly.

If the Sempra Member Group provides third party credit support in respect of any trading positions or Trading Agreements pursuant to clause (b) above, the Sempra Member Group shall use commercially reasonable efforts to procure, as soon as is practicable following the closing of such purchase, and in any event, shall procure within one (1) year following the closing date of such purchase, that the obligations of RBS, or its Associated Companies, as the case may be, with respect to such trading positions or Trading Agreements are assumed by the SET Group and that RBS, or its Associated Companies, as the case may be, are released therefrom, or that such trading positions or Trading Agreements are liquidated.  If, at any time after the closing of such purchase, trading positions or Trading Agreements remain outstanding and RBS notifies Sempra Energy that there have been material changes in RBS’s credit exposure to Sempra Energy (as a result of changes in the amount of the exposure or the credit rating of Sempra Energy) under the mirror trades, swaps and other agreements described in clause (iv)(b)(i) above, Sempra Energy and RBS shall cooperate to enter into arrangements to reduce such exposure to the level existing at the closing of such purchase and shall discuss how the cost of managing such exposure will be divided among them.

(v)

Following the receipt of a Purchase Notice and prior to the closing of the purchase, the RBS Member Group and the Sempra Member Group shall cooperate to arrange such transitional arrangements as may be reasonably available to effect an orderly transition of the Business and to further the purpose of this Clause 13.1.3.

(vi)

On the closing date of such purchase, the Sempra Member Group shall pay to RBS the Estimated Buyback Consideration, and RBS shall sell, assign, transfer and deliver to the Sempra Member Group all of RBS’s interest in the Partnership.

(vii)

As promptly as practicable after the closing date of such purchase, but no later than ninety (90) days thereafter, the Sempra Member Group shall prepare and deliver (with assistance as requested from the Partnership and the RBS Member Group) to RBS, a statement setting forth the proposed Buyback Consideration (the “Proposed Buyback Consideration”), which shall be prepared as of 12:01 a.m. Eastern Standard Time on the closing date of such purchase.

(viii)

RBS will have twenty (20) Business Days following delivery of the statement setting forth the Proposed Buyback Consideration during which to notify the Partnership and the Sempra Member Group in writing (the “Notice of Objection”) of any objections to the preparation of the statement setting forth the Proposed Buyback Consideration or the calculation thereof, setting forth in reasonable detail the basis of its objections and, if practical, the U.S. dollar amount of each objection.  In reviewing the statement of Proposed Buyback Consideration, RBS shall be entitled to reasonable access to all relevant books, records and personnel of the Partnership and its representatives to the extent RBS reasonably requests such information and reasonable access to complete its review of the Proposed Buyback Consideration.  If RBS fails to deliver a Notice of Objection in accordance with this Clause 13.1.3(viii), the Proposed Buyback Consideration, together with the Sempra Member Group’s calculation thereof, shall be conclusive and binding on all parties and it shall become the “Final Buyback Consideration”.  If RBS submits a Notice of Objection, then (a) for twenty (20) Business Days after the date the Sempra Member Group receives the Notice of Objection, the Sempra Member Group and RBS will use their commercially reasonable efforts to agree on the calculation of the Final

Buyback Consideration and (b) failing such agreement within twenty (20) Business Days of such Notice of Objection, the matter will be resolved in accordance with Clause 13.1.3(ix) below.

(ix)

If RBS and the Sempra Member Group have not agreed on the Final Buyback Consideration within twenty (20) Business Days after delivery of a Notice of Objection, then the Sempra Member Group and RBS shall each have the right to deliver notice to the other party (the “Accounting Dispute Notice”) of its intent to refer the matter for resolution to PricewaterhouseCoopers LLP (or such other internationally recognised accounting firm as the Members may agree in writing) (the “Accounting Expert”).  Within ten (10) Business Days of the delivery of the Accounting Dispute Notice (or, if later, the date on which the Members select an Accounting Expert other than that named above), RBS and the Sempra Member Group will each deliver to the other and to the Accounting Expert a notice setting forth in reasonable detail their calculation of the Final Buyback Consideration.  The Members shall procure that, within fifteen (15) Business Days after receipt thereof, the Accounting Expert will determine its best estimate of the calculation of the Final Buyback Consideration and provide a written description of the basis for such determination; provided that, if the Accounting Expert requests a hearing before making a determination, such hearing shall be held within twenty (20) Business Days of the parties’ delivery of their respective calculation notices and the determination of the Final Buyback Consideration shall be made within ten (10) Business Days of such hearing.  The fees and expenses of the Accounting Expert shall be paid pro rata by RBS and the Sempra Member Group in accordance with the percentage of the disputed amounts awarded to the other party (or its subsidiaries, which for these purposes shall include the Partnership and its subsidiaries as a subsidiary of the Sempra Member Group) as a result of the Accounting Expert’s decision.  Each Party will bear the costs of its own counsel, witnesses (if any) and employees.

(x)

If the Final Buyback Consideration exceeds the Estimated Buyback Consideration, the Sempra Member Group shall pay (within two (2) Business Days of determination of the Final Buyback Consideration) an amount equal to such excess by wire transfer in immediately available funds to the RBS Member Group to an account specified by the RBS Member Group.  If the Final Buyback Consideration is less than the Estimated Buyback Consideration, the RBS Member Group shall pay, within two (2) Business Days of determination of the Final Buyback Consideration, an amount equal to such deficit to the Sempra Member Group by wire transfer in immediately available funds to an account specified by the Sempra Member Group.

13.1.4

RBS shall, and shall cause the SET Group to, use reasonable endeavours to make the most efficient use of the capital maintained in respect of the Business for the purposes of satisfying the requirements of the FSA and to minimize the Total FSA Regulatory Capital (to the extent possible without restricting the growth of the Business).

13.2

Cost of Funds

13.2.1

Any funding provided by RBS in respect of the SET Business (including funding provided for activities conducted on the balance sheet of RBS as principal in respect of the SET Business) in excess of the Total FSA Regulatory Capital Attributed to the RBS Member Group (whether or not such amount has been reflected in the RBS Adjusted Contribution Amount) shall have a rate of return or bear interest at, as the case may be, a rate not to exceed LIBOR plus fifty (50) basis points.  To the extent any such interest or return payable by the Partnership pursuant to this Clause 13.2.1 is paid to RBS pursuant to the Commodities Trading Activities Master Agreement or offset against fees otherwise payable to the Partnership thereunder, the Partnership shall not be obligated to make any other provision for the payment of such amounts.

13.2.2

Any amount loaned to or deposited with RBS or any of its Associated Companies by any member of the SET Group shall bear interest (i) to the extent such amount, together with all other amounts loaned to or deposited with RBS or any of its Associated Companies by any member of the SET Group, does not exceed the aggregate amount of funds loaned to, or provided for the benefit of, members of the SET Group by RBS and its Associated Companies, at a rate not to exceed LIBOR plus fifty (50) basis points and (ii) to the extent that such amount, together with all other amounts loaned to or deposited with RBS or any of its Associated Companies by any member of the SET Group, exceeds the aggregate amount of funds loaned to members of the SET Group by RBS and its Associated Companies, at a commercially reasonable rate.

13.2.3

The maturity of LIBOR for purposes of this Agreement shall be determined as follows:

(i)

RBS shall use reasonable endeavours to manage the liquidity of the SET Group in accordance with the RBS Group Liquidity Policy and in compliance with the regulatory requirements of the FSA.  In connection with such liquidity management, RBS shall determine, in its commercially reasonable judgement, the maturity with respect to which the relevant LIBOR shall be calculated for purposes of this Agreement.  The Members intend that RBS should not, in the ordinary course, realize a net profit from borrowings and deposits in respect of the Business or the SET Business as a result of RBS’s ability to determine the LIBOR maturity hereunder.

(ii)

Notwithstanding clause (i), the maturity of LIBOR for purposes of clause (ii)(b) of the definition of Sempra Member Group’s Preferred Return shall be overnight.

13.3

Agreements with Affiliates

No Member shall, nor shall it permit any of its respective affiliates or Associated Companies to, provide or agree to provide any goods or services to or for the benefit of any member of the SET Group, unless (i) the price to be paid by such member of the SET Group in respect of such goods or services does not exceed the cost to such Member or Associated Company of providing such goods or services, calculated on the basis set out in Schedule 13.3 and (ii) the other terms applicable thereto are generally no less favourable to such member of the SET Group than the terms on which such Member provides similar goods or services to its other similarly situated Associated Companies.  Clause (i) shall not apply to any Market Price Arrangements, and neither clause (i) nor clause (ii) shall apply to the Commodities Trading Activities Master Agreement, any transactions contemplated by or entered into under the Commodities Trading Activities Master Agreement, the Transition Services Agreement or any

transaction that the Board, with the consent of at least one of the Sempra Directors, has exempted from this provision.  If any Governmental Body determines that the provision of any good or service by any Member (or any affiliate or Associated Company thereof) in any particular jurisdiction at the price required by clause (i) does not comply with applicable transfer pricing and similar rules, such Member (or affiliate or Associated Company thereof) shall be permitted to provide such good or service in such jurisdiction at such greater or lesser price as will cause it to be in compliance with such rules, but such excess or shortfall shall be added to or subtracted from, as applicable, the Aggregate Transfer Pricing Adjustment for the relevant period.

14

Indemnification

14.1

Indemnity for Directors

14.1.1

Subject to the provisions of this Clause 14, the Partnership agrees to indemnify each of the Directors out of its own funds (or out of the proceeds of any insurance policy maintained by the Partnership in respect of such liabilities) against any expenses (including reasonable attorneys’ fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such Director on or after the date of this Agreement as a result of such Director being made or threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Director or is or was serving at the request of the Partnership as a director of another member of the SET Group.

14.1.2

Subject to the provisions of this Clause 14, the Partnership further agrees to indemnify each of the Directors in respect of out of pocket expenses reasonably incurred by such Director:

(i)

in the ordinary and proper discharge of such Director’s duties in relation to the conduct of the business of the Partnership; and

(ii)

in or about anything necessarily done for the preservation of the business or property of the Partnership.

14.1.3

This indemnity shall only extend to such costs and expenses incurred by the Director in relation to the matters in respect of which he is entitled to be indemnified in this Clause 14.1.

14.2

Limitations on indemnity for Directors

14.2.1

Without prejudice to any other rights or remedies which may be available to the Director, the indemnity granted by the Partnership to the Director in Clause 14.1 shall not extend to any liability (including any costs and expenses) incurred by, or attaching to, the Director:

(i)

owing to any member of the SET Group or any Members, including liabilities resulting from any claim brought against such Director by such Persons; provided that the Director shall be entitled to reasonable expenses (including attorneys’ fees) incurred in connection with the defence of any such claim if such Director is not adjudged liable;

(ii)

to pay a fine imposed in criminal proceedings or to pay a penalty imposed by any regulatory authority;

(iii)

in connection with or in defending any criminal action or proceedings in which he is convicted, where such conviction is final; or

(iv)

resulting from such Director’s wilful misconduct.

14.2.2

The Partnership shall not be required to pay any amounts under this Clause 14 in advance of a final disposition of the relevant action, suit or proceeding unless the Partnership determines in its sole discretion (as provided in Clause 14.2.3) that such advance is reasonable and appropriate and the Director claiming indemnification has provided an undertaking to repay such amounts if the Partnership ultimately determines that such Director is not entitled to be indemnified by the Partnership.

14.2.3

Any determination by the Partnership regarding the matters described in this Clause 14 shall be made by a committee of the Board consisting of the Directors who (i) are not subject to the action, suit or proceeding giving rise to the liability for which indemnification is sought and (ii) do not otherwise have any conflict of interest.  If there are no such Directors, such determination shall be made by the Members, with the consent of at least one of the Sempra Members.

14.2.4

Furthermore, the indemnity provided for in this Clause 14 shall not apply to the extent that it is prohibited by, or inconsistent with, Applicable Laws.

14.2.5

Notwithstanding anything herein to the contrary, the Partnership shall be relieved of its obligation to indemnify any Director to the extent that any loss could have been mitigated had such Director taken reasonable and apparent mitigating steps.

15

Competition with the Partnership

15.1

RBS Non-compete

15.1.1

Except for RBS Permitted Competitive Activities and except as provided in Clause 15.1.3 or 15.1.4, RBS shall not, and shall procure that its Associated Companies do not, for the duration of the Restricted Period, directly or indirectly through partnerships, joint ventures or otherwise, conduct or engage in activities comprising SET Core Businesses (including any activities resulting directly or indirectly from any investment, acquisition or merger in which RBS, or its relevant Associated Company, is the surviving entity other than any such transaction that is subject to Clause 15.1.2 or 15.1.3) unless the Sempra Member Group has granted its prior written consent.  Notwithstanding the foregoing, if RBS and its Associated Companies have made good faith efforts to comply with this Clause 15.1.1, RBS and its Associated Companies shall not be deemed to have breached this Clause 15.1.1 in any Financial Year if the aggregate Net Trading Revenue of RBS and its Associated Companies during such Financial Year attributable to activities comprising SET Core Businesses is less than $5,000,000; provided that, if in any Financial Year the aggregate Net Trading Revenue of RBS and its Associated Companies during such Financial Year attributable to activities comprising SET Core Businesses equals or exceeds $5,000,000, RBS shall, and shall cause its Associated Companies to, payover any Net Trading Revenue in excess of $5,000,000 to the Partnership promptly following the last day of such

Financial Year, and such excess shall be treated as income of the Partnership for the purposes of calculating Adjusted Global Net Loss and Adjusted Global Net Income.

15.1.2

For the duration of the Restricted Period, RBS shall not, and shall not permit any Associated Company to, directly or indirectly, own or acquire an equity interest of more than twenty-five percent (25%) in any entity (or group of related entities or assets constituting a line of business) that, together with its subsidiaries, engages in trading activities that constitute SET Core Businesses if the Average Net Trading Revenue attributable to such trading activities represent fifty percent (50%) or more of the Average Net Trading Revenue of such entity (or group of related entities or line of business) and its subsidiaries (such entity, group of related entities or line of business, a “Major Competitor”).

15.1.3

For the duration of the Restricted Period, in the event that RBS or any Associated Company of RBS, directly or indirectly, acquires (x) an equity interest of more than thirty-three percent (33%) in a Public Entity, (y) an equity interest of more than forty-five percent (45%) in a Non-Public Entity or (z) the right or ability (by voting power, contract or otherwise) to elect or designate for election a majority of the board of directors (or analogous body) of a Public Entity or Non-Public Entity (or the parent company of any such entity), in each case that engages in trading activities that constitute or are competitive with the SET Core Businesses but that is not a Major Competitor (a “Minor Competitor”), then:

(i)

RBS and Sempra Energy shall negotiate in good faith to combine such Minor Competitor’s activities with the activities of the SET Group.  Such negotiations shall include the structure of the combination, the amount of additional capital, if any, to be Contributed by the Members in connection with such combination and the adjustment of the allocation of distributions to Members hereunder in order to reflect the value of such Minor Competitor; and

(ii)

if RBS is unable to combine such activities with those of the SET Group, or if RBS and Sempra Energy, acting in good faith, are unable to agree to the terms of any such combination, within a period of six months from the date of the consummation of such acquisition or investment by RBS or such Associated Company, then:

(a)

prior to entering into any transaction or series of related transactions with, or directing any corporate opportunity to, such Minor Competitor within the RBS Covered Areas that constitutes or is competitive with the SET Core Businesses (each such transaction, series of related transactions or corporate opportunity, an “RBS Core Transaction”), RBS shall, and shall procure that its Associated Companies, make a good faith effort to notify the Partnership of such RBS Core Transaction and offer to the Partnership the opportunity, within a commercially reasonable period of time, to submit an offer to RBS or such Associated Company with respect to such RBS Core Transaction; provided that RBS and its Associated Companies shall be free to accept or reject any offer made by the Partnership hereunder; and

(b)

if, subsequent to rejecting an offer made by the Partnership pursuant to the preceding clause, RBS determines to engage in such RBS Core

Transaction with such Minor Competitor on terms more favourable to such Minor Competitor than those specified in the Partnership’s offer, RBS shall, or shall cause such Associated Company to, make a good faith effort to notify the Partnership of such terms and offer to the Partnership the opportunity, within a commercially reasonable period of time, to submit a revised offer to RBS or such Associated Company with respect to such RBS Core Transaction; provided that RBS and its Associated Companies shall be free to accept or reject any revised offer made by the Partnership hereunder; provided further that, if RBS or such Associated Company rejects such revised offer, neither RBS nor such Associated Company may enter into such RBS Core Transaction with such Minor Competitor on terms that are identical in all material respects to, or more favourable to such Minor Competitor than, the terms specified in the Partnership’s revised offer.

Notwithstanding the foregoing, RBS and its Associated Companies shall only be required to comply with this Clause 15.1.3(ii) with respect to any RBS Core Transaction that is reasonably expected at the time of execution to result in gross purchases and sales of at least $100,000,000 in aggregate, and only with respect to 75% of such RBS Core Transactions executed in any Financial Year.

15.1.4

Notwithstanding any other provision of this Clause 15.1, (i) RBS and its Associated Companies shall be permitted to sponsor, manage and advise private equity, hedge and other types of funds and investment vehicles (collectively, “Funds”), (ii) any such Fund shall be permitted to own portfolio companies or securities of other portfolio investments that engage in SET Core Businesses (whether or not competitive with the SET Group) and (iii) RBS and its Associated Companies may own general partner, managing member and other ownership interests in such Funds and the portfolio companies and other portfolio investments thereof (including without limitation through so-called “co-investment” and similar arrangements in connection with such Funds); provided, in each case, that at all times (x) such Fund is a bona fide investment vehicle formed to make multiple investments and (y) at least two-thirds of the capital of any such Fund is invested by Persons other than RBS and its affiliates or Associated Companies.

15.1.5

For the purposes of this Clause 15.1, the SET Core Businesses shall not include Commodity Transactions in currencies and interest rates.

15.2

Sempra Non-compete

15.2.1

The parties acknowledge that Sempra Energy and its Associated Companies have in the past engaged in Commodity Transactions, including Commodity Transactions comprising SET Core Businesses, and will, in a manner consistent with this Clause 15.2.1, continue to engage in such Commodity Transactions on and after the date hereof.  During the Restricted Period, prior to entering into any transaction or series of related transactions, executed by or on behalf of any of the Sempra Covered Units and comprising SET Core Businesses (each such transaction or series of related transactions, a “Sempra Core Transaction”), with any Third Party Commodities Trading Organisation, Sempra Energy  shall, and shall procure that any relevant Associated Company of Sempra Energy shall, if feasible, make a good faith effort to notify the Partnership of (i) such Sempra Core Transaction and (ii) the terms Sempra Energy or such Associated Company has negotiated or reasonably expects to negotiate with respect to such Sempra Core Transaction; provided, however, that this covenant shall bind Sempra Energy only with respect to any Sempra Core Transaction that is reasonably expected at the time of execution to result in gross purchases and sales of at least $100 million in aggregate, and only with respect to 75% of such Sempra Core Transactions executed in any Financial Year.  The Partnership, within a reasonable time of receipt of such notice, shall have the right to engage in such Sempra Core Transaction with Sempra Energy or such Associated Company on terms identical in all material respects to, or more favourable to Sempra Energy or such Associated Company than, those set forth in such notice.  The Partnership shall exercise such right by promptly notifying Sempra Energy or such Associated Company and taking such further actions as are required to evidence such engagement and perform the terms thereof.  If the Partnership fails to promptly exercise such right or, following exercise of such right, fails to promptly perform such actions as are required hereunder, neither Sempra Energy nor such Associated Company shall have any further obligation to the Partnership with regard to such transaction or series of related transactions.  Notwithstanding the foregoing, neither Sempra Energy nor any Associated Company thereof shall have any obligation to comply with this Clause 15.2.1 if any resulting transaction would or is reasonably likely to violate or conflict with Sempra Energy’s or such Associated Company’s policies and practices concerning concentration of credit or risk exposure, which shall be determined by Sempra Energy or such Associated Company in its reasonable discretion.

15.2.2

For the duration of the Restricted Period, Sempra Energy shall not, and shall not permit any Associated Company to, directly or indirectly, own or acquire an equity interest of more than twenty-five percent (25%) in a Major Competitor.

15.2.3

For the duration of the Restricted Period, in the event that Sempra Energy or any Associated Company of Sempra Energy, directly or indirectly, acquires (x) an equity interest of more than thirty-three percent (33%) in a Public Entity, (y) an equity interest of more than forty-five percent (45%) in a Non-Public Entity or (z) the right or ability (by voting power, contract or otherwise) to elect or designate for election a majority of the board of directors of a Public Entity or Non-Public Entity (or the parent company of any such entity), in each case, that is a Minor Competitor, then:

(i)

Sempra Energy and RBS shall negotiate in good faith to combine such Minor Competitor’s activities with the activities of the SET Group.  Such negotiations shall include the structure of the combination, the amount of additional capital, if any, to be Contributed by the Members in connection with such combination and the adjustment of the allocation of distributions to Members hereunder in order to reflect the value of such Minor Competitor; and

(ii)

if Sempra Energy is unable to combine such activities with those of the SET Group, or if Sempra Energy and RBS, acting in good faith, are unable to agree to the terms of any such combination, within a period of six months from the date of the consummation of such acquisition or investment by Sempra Energy or such Associated Company, then:

(a)

prior to entering into any Sempra Core Transaction with such Minor Competitor, Sempra Energy shall, and shall procure that its Associated

Companies, make a good faith effort to notify the Partnership of such Sempra Core Transaction and offer to the Partnership the opportunity, within a commercially reasonable period of time, to submit an offer to Sempra Energy or such Associated Company with respect to such Sempra Core Transaction; provided that Sempra Energy and its Associated Companies shall be free to accept or reject any offer made by the Partnership hereunder; and

(b)

if, subsequent to rejecting an offer made by the Partnership pursuant to the preceding clause, Sempra Energy determines to enter into such Sempra Core Transaction with such Minor Competitor on terms more favourable to such Minor Competitor than those specified in the Partnership’s offer, Sempra Energy shall, or shall cause such Associated Company to, make a good faith effort to notify the Partnership of such terms and offer to the Partnership the opportunity, within a commercially reasonable period of time, to submit a revised offer to Sempra Energy or such Associated Company with respect to such Sempra Core Transaction; provided that Sempra Energy and its Associated Companies shall be free to accept or reject any revised offer made by the Partnership hereunder; provided, further, that, if Sempra Energy or such Associated Company rejects such revised offer, neither Sempra Energy nor such Associated Company may enter into such Sempra Core Transaction with such Minor Competitor on terms that are identical in all material respects to, or more favourable to such Minor Competitor than, the terms specified in the Partnership’s revised offer.

Notwithstanding the foregoing, Sempra Energy and its Associated Companies shall only be required to comply with this Clause 15.2.3(ii) with respect to any Sempra Core Transaction that is reasonably expected at the time of execution to result in gross purchases and sales of at least $100,000,000 in aggregate, and only with respect to 75% of such Sempra Core Transactions executed in any Financial Year.

15.2.4

For the avoidance of doubt, and notwithstanding any provision of this Clause 15.2 to the contrary, this Clause 15.2 shall not apply to any Sempra Utilities or any other Person now owned by Sempra Energy or any of its Associated Companies or hereafter acquired, that is subject to cost-based rate regulation and regulation as to service by any state, federal or foreign governmental regulation and owns or operates facilities used for (i) the generation, transmission, or distribution of electric energy for sale, (ii) the distribution of natural or manufactured gas for heat, light, or power or (iii) the collection, treatment and distribution of water for sale.

15.2.5

For the purposes of this Clause 15.2, the SET Core Businesses shall not include Commodity Transactions in currencies and interest rates.

15.3

Termination of Noncompetition Covenants.

In the event that either RBS or Sempra Energy is acquired by another Person, which other Person was not, prior to such acquisition, an Associated Company of such Person, the provisions of Clauses 15.1 and 15.2 shall cease to apply to both RBS and the Sempra Members.

15.4

Disputes

In the event that a dispute arises among the Members concerning whether any Member has breached the terms of Clause 15.1 or 15.2, as applicable, the parties shall resolve such dispute in accordance with the procedures set forth in Clause 19.2.  If a Member admits that it has, or is determined pursuant to such procedures to have, breached the provisions of Clause 15.1 or 15.2, as applicable, such Member shall cease any such activities or operations or dispose of such activities or operations as promptly as commercially practicable and shall pay over the profits it has earned in connection with such activities or operations to the Partnership, and such Member shall have no further liability hereunder for such breach.

15.5

No Hire

15.5.1

The Sempra Members agree that they will not, at any time while any Sempra Member or Associated Company of Sempra Energy has any ownership interest in the Partnership and for a period of one year from the date on which the Sempra Member Group ceases to have any membership interest in the Partnership, solicit, endeavour to entice away, employ or offer to employ any person who is, at such time, or has been during the prior twelve (12) months, an employee, officer or manager of any member of the SET Group; provided that this Clause 15.5.1 shall not, except with respect to employees at or above the level of vice president (or who, within the preceding twelve (12) months, had been employed at or above the level of vice president), prohibit the general advertisement of employment opportunities not specifically targeting any employee, officer or manager of any member of the SET Group, or any resulting employment or offer of employment.

15.5.2

RBS (on behalf of the RBS Group) agrees that it will not, at any time while RBS or any Associated Company of RBS has any ownership interest in the Partnership and for a period of one year from the date on which the RBS Group ceases to have any membership interest in the Partnership, directly or indirectly, solicit, endeavour to entice away, employ or offer to employ any person who is, at such time, or has been during the prior twelve (12) months, an employee, officer or manager of any member of the SET Group; provided that this Clause 15.5.2 shall not, except with respect to employees at or above the level of vice president (or who, within the preceding twelve (12) months, had been employed at or above the level of vice president), prohibit the general advertisement of employment opportunities not specifically targeting any employee, officer or manager of any member of the SET Group, or any resulting employment or offer of employment.

15.6

Invalidity

15.6.1

Each of the restrictions set forth in this Clause 15 is an entirely separate and independent restriction on each party and the validity of one restriction shall not be affected by the validity or unenforceability of another.

15.6.2

Each party considers the restrictions in this Clause 15 to be reasonable and necessary for the protection of the interests of the Business. If any such restriction shall be held to be void but would be valid if deleted in part or reduced in application, such restriction shall apply with such deletion or modification as may be necessary to make it valid and enforceable.

16

Term and Termination

16.1

Duration

Subject to the other provisions of this Agreement, this Agreement shall continue in full force and effect without limit in point of time until the parties agree in writing to terminate this Agreement. Neither RBS nor the Sempra Members shall be permitted to resign from the Partnership except as expressly provided in this Agreement, and the resignation and replacement from time to time of a Designated Member shall not affect the continuity of the Partnership between the remaining Members.

16.2

Termination

16.2.1

Termination of this Agreement shall not release a party from any liability which at the time of termination has already accrued to the other party or which thereafter may accrue in respect of any act or omission prior to such termination.

16.2.2

Clauses 1 and 17 to 19 shall survive termination of this Agreement.

16.3

Exit Rights and Tag-Along Rights

16.3.1

For the duration of the Restricted Period, no Member may Transfer its interest in the Partnership except (i) as provided in Clause 4.7 and (ii) pursuant to a bona fide pledge of or encumbrance on all or any portion of the distributions payable in connection with such interest securing any Indebtedness of such Member to an unaffiliated third party that is incurred for a purpose other than effecting the Transfer of such Member’s interest in the Partnership or any part thereof.

16.3.2

In addition to each Member’s right to Transfer its interest in the Partnership in accordance with Clause 16.3.1, at any time following the termination of the Restricted Period, any Sempra Member may Transfer all, but not part, of its interest in the Partnership as follows:

(i)

Such Sempra Member shall notify RBS in writing (the “Outside Transfer Notice”) of its intention to Transfer its interest in the Partnership (the “Offered Interest”); provided that, if such Sempra Member has previously delivered an Outside Transfer Notice, it may not deliver a subsequent Outside Transfer Notice for a period of two (2) years following the date on which the most recently delivered Outside Transfer Notice was delivered.

(ii)

Within 180 days of receipt of the Outside Transfer Notice, RBS shall notify such Sempra Member in writing as to whether RBS desires to purchase the Offered Interest (an “Indication Notice”).  Unless RBS has notified such Sempra Member that RBS does not desire to purchase the Offered Interest, such Sempra Member and RBS shall endeavour, during such period of 180 days, to negotiate a purchase price for the Offered Interest, which price shall not exceed an amount equal to the Exit Price Cap plus the amount of any distributions payable to such Sempra Member pursuant to Clause 7.2 or 7.3.4 that have not been distributed by the Partnership to such Sempra Member (other than distributions that are treated as having been distributed pursuant to Clause 7.3.1, 7.3.2 or 9.1 or that are retained pursuant to Clause 7.3.3).  If at any time such Sempra Member determines not to Transfer the Offered Interest, such Sempra Member may withdraw the Outside Transfer Notice, and thereafter, such Sempra Member shall not have any obligation to RBS under this Clause 16.3.2 unless such Sempra Member delivers a subsequent Outside Transfer Notice; provided that, if such Sempra Member withdraws such Outside Transfer Notice, such Sempra Member shall not be permitted to Transfer the Offered Interest pursuant to this Clause 16.3.2 unless such Sempra Member once again delivers an Outside Transfer Notice.

(iii)

If RBS and such Sempra Member determine, at any time during the period specified in clause (ii), that they will not be able to agree to a purchase price, or RBS and such Sempra Member have failed to agree to a purchase price within the period specified in clause (ii), then RBS and such Sempra Member may agree to submit to binding arbitration under Clause 19.2 (without giving effect to the sixty (60) day negotiation period described in Clause 19.2.1).  If RBS is unwilling to proceed to arbitration at such time, RBS shall be deemed to have delivered an Indication Notice stating that RBS does not desire to purchase the Offered Interest.  If, at the end of the period specified in clause (ii), RBS delivers a written notice to such Sempra Member stating that RBS is willing to proceed to arbitration, then such Sempra Member shall either consent to such arbitration or shall be deemed to have withdrawn the Outside Transfer Notice pursuant to the last sentence of clause (ii).  If RBS and such Sempra Member agree to submit to arbitration, such submission shall be deemed to be a binding commitment by RBS to purchase the Offered Interest at the price determined by the arbitration panel and such arbitration shall be conducted in a manner consistent with this Clause 16.3.2(iii) and Clause 19.2; provided that:

(a)

The arbitration panel shall be instructed to determine solely the purchase price of the Offered Interest.  Such purchase price shall reflect the amount that a willing buyer not under compulsion to buy would agree with a willing seller not under compulsion to sell in an arm’s length transaction and shall not include any discount or premium in respect of control.

(b)

Each of RBS and such Sempra Member shall propose to the arbitration panel a purchase price for the Offered Interest not greater than the Exit Price Cap.

(c)

The arbitration panel shall determine the purchase price of the Offered Interest by selecting either the proposal of RBS or the proposal of such Sempra Member and shall not consider the existence of the Exit Price Cap in making such determination.  The arbitration panel shall also determine the amount of any distributions payable to such Sempra Member pursuant to Clause 7.2 or 7.3.4 that have not been distributed by the Partnership to such Sempra Member (other than distributions that are treated as having been distributed pursuant to Clause 7.3.1, 7.3.2 or 9.1 or that are retained pursuant to Clause 7.3.3), and without regard for the Exit Price Cap, such amount shall be added to the purchase price proposal selected by the arbitration panel in accordance with the preceding sentence.

(d)

The arbitration panel shall render its decision no later than 180 days following the date on which RBS delivered the Arbitration Demand.

(iv)

If RBS delivers an Indication Notice stating that RBS desires to purchase the Offered Interest within the period specified in clause (ii) and RBS and such Sempra Member agree to a purchase price during such period, then RBS and such Sempra Member shall use reasonable endeavours to cause such Transfer of the Offered Interest to close within 365 days of the date of such Indication Notice.  If RBS and such Sempra Member agree to submit to arbitration under clause (iii), RBS shall, promptly following the rendering of a final decision by the arbitration panel, enter into a binding agreement with such Sempra Member to purchase the Offered Interest at the price determined by the arbitration panel and RBS and such Sempra Member shall use reasonable endeavours to cause such Transfer of the Offered Interest to close within 180 days of the rendering of a final decision by the arbitration panel.

(v)

If RBS (a) does not deliver an Indication Notice within the period specified in clause (ii) (except in the case that RBS and such Sempra Member agree to submit to arbitration under clause (iii)), (b) delivers an Indication Notice stating that RBS does not desire to purchase the Offered Interest (or is deemed to have done so under clause (iii)) or (c) to the extent applicable, fails to promptly perform such actions as are required by clause (iv), then such Sempra Member shall be permitted, subject to clauses (vi) and (vii), for a period of 270 days from the earlier of the date by which RBS was required to deliver an Indication Notice and the date on which RBS delivered (or was deemed to have delivered) an Indication Notice stating that RBS does not desire to purchase the Offered Interest, to enter into a binding contract to Transfer the Offered Interest to any Person on such terms and conditions as such Sempra Member may negotiate.

(vi)

Promptly upon such Sempra Member becoming entitled to Transfer the Offered Interest to a third party pursuant to clause (v), such Sempra Member shall deliver a notice to RBS setting forth the most favourable terms and conditions on which such Sempra Member was willing to Transfer the Offered Interest to RBS.  If such Sempra Member determines to Transfer the Offered Interest to a third party in accordance with clause (v) on terms and conditions more favourable to such third party than the terms and conditions set forth in the notice delivered pursuant to the preceding sentence, such Sempra Member shall, prior to Transferring the Offered Interest to such third party, notify RBS in writing of the terms and conditions on which such Sempra Member proposes to Transfer the Offered Interest to such third party.  RBS, within thirty (30) days of receipt of such notice, shall have the right to purchase the Offered Interest on terms and conditions identical in all material respects to, or more favourable to such Sempra Member than, the terms and conditions on which such Sempra Member was willing to Transfer the Offered Interest to such third party.  RBS shall exercise such right by notifying such Sempra Member in writing and taking such further actions as are required to close such Transfer within 180 days of the date on with RBS exercises such right.  If RBS fails to exercise such right within the thirty (30) day period specified above or, following exercise of such right, fails to promptly perform such actions as are required hereunder, such Sempra Member shall have no further obligation to RBS with regard to such Transfer and may Transfer the Offered Interest to such third party in accordance with clause (v) on terms and conditions identical in all material respects to, or no more favourable to such third party than, the terms and conditions specified in the notice described above.  Notwithstanding the foregoing, if such Sempra Member became entitled to Transfer the Offered Interest to a third party pursuant to clause (v)(c), then such Sempra Member shall not be required to comply with this clause (vi).

(vii)

If such Sempra Member determines to Transfer the Offered Interest to a third party in accordance with clause (v) and such third party (i) is a bank, bank holding company, registered broker-dealer or Associated Company of any of the foregoing, (ii) is a hedge fund controlled by, or whose holding company is, either a bank, bank holding company or registered broker-dealer or (iii) has a credit rating from a Ratings Agency lower than the then-current rating of the long-term unsecured unsubordinated debt of Sempra Energy, then such third party must be acceptable to RBS, in RBS’s sole discretion.

(viii)

If such Sempra Member determines to Transfer the Offered Interest to a third party in accordance with clause (v), RBS and the Partnership shall, and shall cause their Associated Companies to, provide reasonable access to all relevant books, records and personnel of the Partnership and its representatives to the extent such Sempra Member or such third party reasonably requests such information and access; provided that RBS and the Partnership may require, prior to providing such access, that such third party agree to maintain the confidentiality of such information on terms consistent with Clause 17.

(ix)

Notwithstanding any provision of this Clause 16.3.2 to the contrary:

(a)

Subject to the provisions of the next sentences, if RBS agrees to purchase the Offered Interest pursuant to this Clause 16.3.2, the purchase price for such Offered Interest shall not, in any event, exceed $5,000,000,000. The provisions of the foregoing sentence are for the benefit of the RBS Member Group alone and may, within thirty (30) days of receipt of an Outside Transfer Notice or a notice pursuant to clause (vi), be waived by RBS at its sole discretion (whether entirely or subject to a higher cap determined by RBS). To the extent that, at the time of such waiver, RBS or any of its holding companies remains subject to laws or regulations requiring transactions above a certain size to be approved by RBS’s, or such holding company’s, as the case may be, shareholders before such transactions are implemented, such waiver shall only be effective to the extent that either: (x) the waiver does not result in such a requirement being triggered or (y) the waiver does trigger such a requirement but the relevant shareholder approval is obtained within sixty (60) days of the waiver (and the receipt of such approval or, in its absence, the expiry of such sixty (60) day period shall be a condition to the completion of such purchase).

(b)

Clause (ix)(a) shall not in any manner restrict such Sempra Member’s right to value and negotiate for the sale of the Offered Interest at such purchase price as such Sempra Member, in its sole discretion, may determine.  If as a result of clause (ix)(a), RBS (or its holding company) is required, as a condition to completing a purchase of the Offered

Interest, seek approval from its shareholders, (x) RBS shall, or shall procure that its holding company, if applicable, recommend such transaction to its shareholders and (y) if such shareholder approval is not obtained within the period of time set forth in clause (ix)(a), (A) RBS shall be deemed to have delivered an Indication Notice, on the date that such failure to satisfy the closing condition caused such purchase not to close, stating that RBS does not desire to purchase the Offered Interest, and the 270-day period specified in clause (v) shall be deemed to start (or restart) on such date and (B) all restrictions under this Agreement on any Sempra Member’s (or successor’s) ability to Transfer any interest in the Partnership shall cease to be applicable.

16.3.3

Any third party who purchases an interest in the Partnership from any Sempra Member (the “Successor Member”) shall be subject to the following restrictions on Transfer of such Successor Member’s interest in the Partnership.

(i)

For a period of three (3) years following such Successor Member’s admission to the Partnership, such Successor Member shall not be permitted to Transfer its interest in the Partnership except (i) as provided in Clause 4.7 and (ii) pursuant to a bona fide pledge of or encumbrance on all or any portion of the distributions payable in connection with such interest securing any Indebtedness of such Successor Member to an unaffiliated third party that is incurred for a purpose other than effecting the Transfer of such Successor Member’s interest in the Partnership or any part thereof.

(ii)

Such Successor Member shall be subject to the provisions of Clause 16.3.2, with the following modifications:

(a)

each reference to a Sempra Member shall be deemed to be a reference to such Successor Member;

(b)

the words “at any time following the termination of the Restricted Period” shall be deemed to be replaced with the words “at any time following the third anniversary of a Successor Member’s admission to the Partnership;”

(c)

any reference to Clause 16.3.1 shall be deemed to be a reference to Clause 16.3.3(i); and

(d)

each reference to the Exit Price Cap shall be deemed to be a reference to the Successor Exit Price Cap.

(iii)

The effectiveness of this Clause 16.3 shall cease at such time as neither RBS nor any Associated Company thereof is a Member.

16.3.4

In addition to each Member’s right to Transfer its interest in the Partnership in accordance with Clause 16.3.1, at any time following the termination of the Restricted Period, RBS or any RBS Member may Transfer all, but not part, of its interest in the Partnership to a third party (the “Acquiror”) as follows:

(i)

RBS shall notify each Sempra Member of RBS’s intention to Transfer such interest, and each Sempra Member shall have the right to submit to RBS an offer, within thirty (30) days, to purchase such Partnership interest.  RBS shall be free to accept or reject any offer made by any Sempra Member hereunder; provided, however, that, if RBS rejects such offer, RBS may only Transfer its interest in the Partnership to any Acquiror on terms and conditions that are no more favourable to such Acquiror than the terms and conditions specified in such Sempra Member’s offer.  RBS shall be permitted, for a period of 270 days from the date on which RBS notifies the Sempra Members of its intention to Transfer such Partnership Interest, to enter into a binding contract to Transfer such Partnership Interest to any Person who is reasonably acceptable to the Sempra Members on such terms and conditions as such RBS may negotiate.

(ii)

RBS shall provide the Sempra Member Group with not less than thirty (30) days prior written notice of any proposed sale to an Acquiror, including the identity of the Acquiror and all of the material terms and conditions thereof.  RBS shall procure that, upon receipt of such notice, the Sempra Member Group shall have the right (subject to compliance with Applicable Laws), but not the obligation, to Transfer its interest in the Partnership to the Acquiror on the same terms and conditions (to the extent reasonably applicable), and at the same time, as those on which RBS is Transferring its interest; provided that no Sempra Member shall be required to cause any Sempra Utility to take any action that is restricted under Applicable Law in order for the Sempra Member Group to exercise its right under this clause (ii).  If the Sempra Member Group elects to Transfer its interest in the Partnership to the Acquiror pursuant to this Clause 16.3.4(ii), the purchase price paid by such Acquiror shall be divided among the Members as follows:

first, each Member shall receive an amount equal to the book value of any trading positions relating to the SET Business that are on the books of RBS or the SET Group, but only to the extent (x) of any funding in respect of the Business or SET Business provided by such Member to the SET Group (other than the Adjusted Contribution Amounts) and (y) such funding was not assumed by the Acquiror in connection with the purchase of the Partnership;

second, each Member shall receive a portion of the purchase price equal to such Member’s Adjusted Contribution Amount (or, if the purchase price is less than the aggregate Adjusted Contribution Amounts of the Members, then each Member shall receive a portion of the purchase price proportionate to such Member’s Adjusted Contribution Amount as a percentage of the aggregate Adjusted Contribution Amounts of the Members);

third, any amount of the purchase price remaining shall be divided among the Members in proportion to the average, over the preceding two (2) full Financial Years, of the Sempra Maximum Entitlement or the RBS Maximum Entitlement, as applicable, as a percentage of the average, over such period, of the sum of the Sempra Maximum Entitlement and the RBS Maximum Entitlement;

in each case, determined as of the last day of the most recently completed month, as though such month end were the end of the Financial Year.

If the Sempra Member Group chooses to exercise such right, it shall provide written notice to the Acquiror and to RBS within twenty (20) days of receipt of the notice informing them of such sale and, upon receipt, all parties shall be deemed to have consented to such Transfers.

16.3.5

If, at any time, one but not both of the Sempra Members (or any Successor Member) determines to Transfer its interest in the Partnership pursuant to Clause 16.3.2 (or 16.3.3), the Sempra Members (or such Successor Member) and RBS shall negotiate in good faith to make such changes to this Agreement, and in particular to the provisions of Clause 16.3.2 (or 16.3.3), as may be necessary or desirable to (i) accommodate such Transfer by a single Sempra Member (or such Successor Member), (ii) provide for, if applicable, the admission of an additional Member that is not an Associated Company of either Sempra Energy (or, if applicable, such Successor Member) or RBS and (iii) equitably allocate any aggregate limitations applicable to the Sempra Member Group (or such Successor Member) to the individual Sempra Members (or any Successor Member).

16.4

Liquidation of the Partnership

16.4.1

The “Sempra Liquidation Amount” and the “RBS Liquidation Amount” shall equal the amounts that the Sempra Members (in the aggregate) and RBS, respectively, would receive if the Partnership were to, hypothetically, liquidate and distribute its assets in the manner set forth below.

(i)

First, the Partnership shall calculate the amount of assets that would be distributed to each Member as if the following priority applied to determine how the assets of the Partnership are to be applied:

(a)

first, to provide for the payment of all liabilities of the Partnership;

(b)

second, to distribute to each Member any distributions payable to such Member pursuant to Clause 7.2 that have not been distributed by the Partnership to such Member (excluding distributions that have been withheld or retained pursuant to Clause 7.3 or 9.1);

(c)

third, to return to each Member with a positive Adjusted Contribution Amount an amount equal to the Adjusted Contribution Amount of such Member; and

(d)

fourth, to allocate (in accordance with Clause 7.1) and distribute (in accordance with Clause 7.2) to each Member as though the fair market value of such assets were Adjusted Global Net Income.

(ii)

Second, if any Member has a negative Adjusted Contribution Amount immediately prior to the liquidation of the Partnership:

(a)

the Partnership shall retain from any distributions otherwise payable to such Member pursuant to clause (i) assets with a fair market value equal to the lesser of (a) the absolute value of such negative Adjusted Contribution Amount and (b) the total amount of distributions otherwise payable to such Member pursuant to clause (i); and

(b)

following the distribution of the other assets of the Partnership in accordance with clause (i)(a) through (d), any assets retained pursuant to clause (ii)(a) shall then be allocated (in accordance with Clause 7.1) and distributed (in accordance with Clause 7.2) to each Member, without regard to the balance of any Member’s Adjusted Contribution Amount as though the fair market value of such assets were Adjusted Global Net Income.

16.4.2

On liquidation of the Partnership, the Partnership shall calculate the Sempra Liquidation Amount and the RBS Liquidation Amount in accordance with Clause 16.4.1 and then apply the assets of the Partnership in the following priority:

(i)

first, to provide for the payment of all liabilities of the Partnership;

(ii)

second, to distribute, simultaneously, (a) the RBS Liquidation Amount to RBS and (b) the Sempra Liquidation Amount to SG and SETI, pro rata in proportion to their respective positive Capital Accounts.

16.4.3

On liquidation of the Partnership, the Partnership shall, to the extent available on such date, distribute only assets used in the US Business, cash or both to SG, and shall, to the extent available on such date, distribute only assets used in the Non-US Business, cash or both to SETI.

16.4.4

If either Sempra Member has a negative Capital Account on liquidation, then such Sempra Member shall have an unconditional obligation to Contribute to the Partnership (on the date on which liquidation payments are made to the Members pursuant to Clause 16.4.2(ii)) an amount of cash equal to the lesser of (i) the absolute value of such Sempra Member’s Capital Account, (ii) the value of the other Sempra Member’s Capital Account, if such value is equal to or greater than zero, or (iii) zero, if the other Sempra Member’s Capital Account is less than zero.

17

Confidentiality

17.1

Confidential Information

Subject to Clause 17.2, each party to this Agreement (including, for purposes of this Clause 17, Sempra Energy) shall use all reasonable endeavours to keep confidential and to ensure that its Associated Companies and officers, employees, agents and professional and other advisers keep confidential any information (the “Confidential Information”):

17.1.1

relating to the Buyback Consideration (and related amounts), the Exit Price Cap or any bid, offer, term, condition, amount or notice to which Clause 16.3 refers;

17.1.2

relating to the terms or existence of any bid, notice or offer made in connection with Clause 15.1.3, 15.2.1 or 15.2.3;

17.1.3

relating to the Business and the SET Group and their respective clients, customers, assets or affairs which such party may have or acquire as Members of the Partnership;

17.1.4

relating to the clients, customers, business, assets or affairs of the other parties or any affiliate of such other parties which such party may have or acquire through being a Member or making appointments to the Board or through the exercise of such party’s rights or performance of its obligations under this Agreement; or

17.1.5

which relates to the contents of the Master Formation and Equity Interest Purchase Agreement, the Commodities Trading Activities Master Agreement, this Agreement, the other Related Agreements or any agreement or arrangement entered into pursuant to those agreements.

17.2

Restrictions

17.2.1

No party may use for its own business purposes or disclose to any third party any Confidential Information without the consent of the other parties.

17.2.2

This Clause 17 does not apply to:

(i)

information which is or becomes publicly available (other than as a result of a breach of this Clause);

(ii)

information which is independently developed by the relevant party;

(iii)

information which becomes available to or is acquired by the relevant party (as can be demonstrated by that party’s written records or other reasonable evidence) from (a) a source which is not known by the relevant party to be bound by any obligation of confidentiality in relation to such information and (b) which has not improperly obtained it;

(iv)

the disclosure by a party of Confidential Information to its directors or employees or to those of its Associated Companies who need to know that Confidential Information in its reasonable opinion for purposes relating to this Agreement but those directors and employees shall not use that Confidential Information for any other purpose;

(v)

the disclosure of information to the extent required to be disclosed by Applicable Law (including Affiliate Conduct Rules and Plans) or any court of competent jurisdiction, any governmental official or regulatory authority (including the FSA, the London Stock Exchange, the New York Stock Exchange and the Panel on Takeovers and Mergers), or any binding judgement, order or requirement of any other competent authority provided that, to the extent practicable and lawful, the party required to make such disclosure shall first consult with the other parties and shall take all such action as commercially reasonable to ensure that any disclosed information is treated as confidential to the greatest extent practicable;

(vi)

the disclosure of information to any Tax authority to the extent reasonably required for the purposes of the Tax affairs of the party concerned or any member of its group;

(vii)

the disclosure to a party’s professional advisers of information reasonably required to be disclosed for purposes relating to this Agreement; and

(viii)

information relating to the tax treatment and tax structure of the transactions contemplated by the Master Formation and Equity Interest Purchase Agreement, including without limitation all material provided to any party relating to such tax treatment and tax structure.

17.2.3

Each party shall inform any officer, employee or agent or any professional or other adviser advising it in relation to matters relating to this Agreement, or to whom such party validly provides Confidential Information, that such information is confidential and shall instruct them:

(i)

to keep it confidential; and

(ii)

not to disclose it to any third party (other than those persons to whom it has already been or may be disclosed in accordance with the terms of this Clause).

17.3

Damages not an adequate remedy

Without prejudice to any other rights or remedies which a party may have, the parties acknowledge and agree that damages would not be an adequate remedy for any breach of this Clause 17 and the remedies of injunction, specific performance and other equitable relief are appropriate for any threatened or actual breach of any such provision and no proof of special damages shall be necessary for the enforcement of the rights under this Clause 17.

17.4

Survival

17.4.1

The disclosing party shall remain responsible for any breach of this Clause by the person to whom that Confidential Information is disclosed.

17.4.2

The provisions of this Clause 17 shall survive the termination of this Agreement.

18

General

18.1

LLP Regulations

The default provisions set out in Part VI of the LLP Regulations (or any other such provisions as are referred to in Section 5(1)(b) of the Act) do not apply to the Partnership.

18.2

Exclusion of Section 459(1) Companies Act

The parties agree that Section 459(1) of the Companies Act shall not apply to the Partnership or this Agreement for the period of one thousand (1000) years from the date of this Agreement.

18.3

Compliance with Applicable Laws and Affiliate Conduct Rules and Plans

18.3.1

The Partnership shall, and shall cause each other member of the SET Group to, take such actions (or forebear from taking such actions) as may be reasonably required in complying with Applicable Laws (both as such laws apply directly to the SET Group and as applicable to the SET Group as a result of the identity of the Members), including laws regulating U.S. publicly traded companies and companies that own regulated businesses, and the Affiliate Conduct Rules and Plans.

18.3.2

The Partnership shall, and shall cause each other member of the SET Group to, reasonably cooperate with each Member in connection with any audit, investigation or inquiry to which such Member is subject and which relates to the Partnership and the Business, including by providing information, documents and access to personnel and facilities in accordance with Clause 6.3.  In addition, with respect to any third-party claim that is subject to indemnification by Sempra Energy under Article IX of the Master Formation and Equity Interest Purchase Agreement, the Partnership shall, and shall use reasonable endeavours to procure that the members of the SET Group and the employees thereof, reasonably cooperate with Sempra Energy and each of its applicable affiliates and Associated Companies to defend against such third-party claim, including by providing information and records and appearing for interviews, depositions and testimony.

18.3.3

If any Governmental Body exercising jurisdiction over any member of the SET Group shall conduct, commence or give notification of intent to conduct or commence any audit or investigation of, or inquiry into the Business or activities of, the Partnership, the Board shall immediately advise the Members thereof and shall promptly provide updates to each Member regarding such audit, investigation or enquiry.

18.3.4

In connection with the Partnership’s response to any audit, investigation or inquiry, the Sempra Members shall be provided the reasonable opportunity to review, comment on and propose draft filings and responses to auditors, investigators or Persons performing similar roles, and shall have the right to consult with the Partnership regarding its response to such audit, investigation or inquiry.

18.3.5

The parties acknowledge and agree that, as holders of a minority interest in the Partnership, the Sempra Members do not control the Partnership and, therefore, neither Sempra Energy nor any of its affiliates or subsidiaries is able to ensure, or shall be responsible for ensuring, that the Partnership maintains appropriate control systems, regulatory compliance procedures, controls on accounting or any other compliance procedures necessary to ensure that the Partnership complies with the provisions of this Clause 18.3 or Applicable Law generally.

18.4

No Right of Set-Off

The parties agree that all distributions and other payments owing to any Member under this Agreement shall be paid without set-off, except as expressly provided herein or with the prior written consent of such Member.

18.5

Specific performance

Without prejudice to any other rights or remedies which a party may have under this Agreement, the parties acknowledge and agree that damages may not be an adequate remedy for any breach of this Agreement and the remedies of injunction, specific performance and other non-monetary remedies (in addition to damages) are appropriate for any threatened or actual breach of any provision of this Agreement and no proof of special damage shall be necessary for the enforcement of the rights under this Clause 18.5.

18.6

Variation

No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the parties.

18.7

Further assurance

At any time after the date of this Agreement, the parties shall, and shall use all commercially reasonable efforts to procure that any necessary third party shall, at the cost of the relevant party, execute such documents and do such acts and things as that party may reasonably require for the purpose of giving to that party the full benefit of all the provisions of this Agreement.

18.8

Waiver

No failure of either party to exercise, and no delay by it in exercising, any right, power or remedy in connection with this Agreement (each a “Right”) shall operate as a waiver thereof,

nor shall any single or partial exercise of any Right preclude any other or further exercise of that Right or the exercise of any other Right. The Rights provided in this Agreement are cumulative and not exclusive of any other Rights (whether provided by law or otherwise). Any express waiver of any breach of this Agreement shall not be deemed to be a waiver of any subsequent breach.

18.9

Notices

18.9.1

Any notice, claim or demand in connection with this Agreement or with any arbitration under this Agreement shall be in writing in English (each a “Notice”) and shall be sufficiently given or served if delivered or sent to the address set forth on Schedule 18.9 or, in any case, to such other address or fax number as the relevant party may have notified to the others in accordance with this Clause 18.

18.9.2

Any Notice may be delivered by hand or sent by fax with confirmation receipt followed by first-class mail posted within 24 hours, or by overnight courier. Without prejudice to the foregoing, any Notice shall be deemed to have been received on the next working day in the place to which it is sent, if sent by fax, or 72 hours from the time of posting, if sent by overnight courier, or at the time of delivery, if delivered by hand.

18.10

Third Party Rights

18.10.1

A Person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of, or enjoy any benefit under, this Agreement, except to the extent set out in this Clause 18.10.

18.10.2

The Directors from time to time may enforce and rely on Clause 14 to the same extent as if they were a party to this Agreement.

18.10.3

This Agreement may be terminated and any term may be amended or waived without the consent of the persons referred to in Clause 18.10.2 or any other person not a party to this Agreement.

18.11

Invalidity

If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of law, such provision or part shall to that extent be deemed not to form part of this Agreement but the legality, validity and enforceability of the remainder of this Agreement shall not be affected.

18.12

Counterparts

This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Either party may enter into this Agreement by executing any such counterpart.

18.13

Entire Agreement

This Agreement contains the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, oral or written between the parties with respect to such matters which will terminate on the date of this Agreement and will cease to have effect.

18.14

Time of the essence

Time shall be of the essence of this Agreement, both as regards any dates, times and periods mentioned and as regards any dates, times and periods which may be substituted for them in accordance with this Agreement or by agreement in writing between the parties.

18.15

Miscellaneous Undertakings

18.15.1

Sempra Energy covenants and agrees that, during the term of this Agreement, SG, SETI and any subsidiary transferee acquiring any interest in the Partnership pursuant to Clause 4.7 shall continue to be wholly-owned subsidiaries of Sempra Energy unless such Person ceases to be a Member in accordance with this Agreement or RBS otherwise agrees in writing.

18.15.2

RBS covenants and agrees that, during the term of this Agreement, any subsidiary transferee acquiring any interest in the Partnership pursuant to Clause 4.7 shall continue to be a wholly-owned subsidiary of RBS unless such Person ceases to be a Member in accordance with this Agreement or Sempra Energy otherwise agrees in writing.

18.15.3

In the event of any actual or proposed change in Applicable Laws relating to Tax which has had or is likely to have a material adverse impact on any Sempra Member and RBS, the Members shall negotiate in good faith to make such changes or modifications to this Agreement, the Commodities Trading Activities Master Agreement or any other agreement entered into in furtherance of the transactions contemplated hereby or thereby as may be necessary or desirable to avoid or mitigate the above-mentioned adverse impact without altering the overall economic terms contemplated by this Agreement.

19

Governing Law and Disputes

19.1

Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of England.

19.2

Disputes

19.2.1

In the event of any disagreement, dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, the party asserting such disagreement, dispute, controversy or claim shall deliver notice thereof to the other parties, and the parties shall use their reasonable best efforts to settle such disagreement, dispute, controversy or claim.  To this effect, the parties shall consult and negotiate with each other in good faith and, recognising their mutual interest, attempt to reach a solution satisfactory to the parties.  If the parties do not reach such a solution within a period of sixty (60) days, then, upon notice by either party to the others (an “Arbitration Demand”), all disagreements, disputes, controversies or claims arising out of or relating to this Agreement, or the breach, termination or invalidity hereof shall be finally settled by arbitration in accordance with the International Dispute Resolution Procedures (the “AAA Rules”) of the International Centre for Dispute Resolution of the American Arbitration Association (the “AAA”), subject to Clause 19.2.7.

19.2.2

Within thirty (30) days of the delivery of an Arbitration Demand, the Sempra Members, collectively, and RBS shall each simultaneously select one person to act as arbitrator, but if either the Sempra Members or RBS shall fail to appoint an arbitrator within such period, the AAA shall appoint such arbitrator.  The arbitrators chosen (or deemed to be chosen) by the Sempra Members and RBS shall attempt to agree upon a third arbitrator, but if they fail to do so within fifteen (15) days after the appointment of the party-appointed arbitrators, then either the Sempra Members or RBS may request that the AAA appoint the third arbitrator.  The third arbitrator (however chosen) shall be a citizen of a country other than the United Kingdom or the United States and shall preside over the arbitration proceedings.  Prior to the commencement of hearings, each of the arbitrators shall provide an oath or undertaking of impartiality.

19.2.3

The arbitration panel selected under Clause 19.2.2 shall have full power to decide any disagreement, dispute, controversy or claim referred to in Clause 19.2.1 as well as whether such disagreement, dispute, controversy or claim is within the scope of Clause 19.2.1.  All decisions of such panel shall be by majority vote.  The decision of the arbitration panel shall be final and binding upon the parties to the disagreement, dispute, controversy or claim, and judgement may be enforced upon the award in any court of competent jurisdiction.

19.2.4

The place of the arbitration shall be New York, New York, and the arbitration shall be conducted in the English language.

19.2.5

The arbitration panel may apportion the costs of arbitration in its award, as provided in the AAA Rules.

19.2.6

Any party may apply to the arbitrator seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved.  Any party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, prior to the constitution of the arbitration panel or pending the arbitration panel’s determination of the merits of the controversy.

19.2.7

The International Bar Association Rules on the Taking of Evidence in International Commercial Arbitration (“IBA Rules”) shall apply together with the AAA Rules, and where the IBA Rules are inconsistent with the AAA Rules, the IBA Rules shall prevail but solely as regards the presentation and reception of evidence.  The arbitration panel provided for herein shall control any pre-hearing exchange of information, including, but not limited to, the right to require the parties to exchange documents or make any Person subject to their control available for deposition or interview before the hearing.  The parties further agree that the parties shall have the right in advance of any hearing to take the deposition of (i) any Person who is to be called as a witness in the arbitration and (ii) upon good cause being shown to the arbitration panel provided for herein, any Person under the control of a party.

19.2.8

Each party hereto irrevocably and unconditionally, with respect to enforcement of any final decision rendered by the arbitration panel under Clause 19.2.3 and interim relief under Clause 19.2.6:

(i)

submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the State of New York and

England;

(ii)

consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii)

agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set out in Clause 18.9;

(iv)

agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

(v)

agrees that equitable remedies in any action or proceeding referred to in this Clause 19.2.8 will be acceptable and agrees that any Party shall be entitled to such remedy in respect of the enforcement of such Party’s rights herein; and

(vi)

waives to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Clause 19.2 any special, exemplary, or punitive damages.

[Remainder of page left blank intentionally]

In witness whereof this Agreement has been duly executed.

SIGNED BY THE ROYAL BANK OF SCOTLAND PLC in the presence of:

SIGNED by Sempra Global in the presence of:

SIGNED by Sempra Energy Trading International, B.V. in the presence of:

SIGNED by RBS Sempra COMMODITIES LLP in the presence of:

SIGNED by Sempra Energy (solely for the purposes of Clauses 13.1, 15.1, 15.2, 17 and 18.15) in the presence of:

[Signature Page to Limited Liability Partnership Agreement]

Table of Contents

Clause

Page

1

Interpretation

1

2

Constitution and other matters

18

3

Business

19

4

Members

19

5

Capital Contributions

21

6

Financial Year, Accounts, Financial Information and Books and Records

23

7

Distributions

27

8

Operating Losses

33

9

Application of Distributions to the Adjusted Contribution Amounts

34

10

United Kingdom Tax Matters

34

11

U.S. Tax Matters and Permanent Establishment Tax Matters

35

12

Board, Member Meetings and Reserved Matters

39

13

Funding of Ongoing Operations, Cost of Funds and Agreements with Affiliates

47

14

Indemnification

54

15

Competition with the Partnership

55

16

Term and Termination

61

17

Confidentiality

68

18

General

70

i

19

Governing Law and Disputes

73

Schedule 1  Form of Accession Deed

S-1

Schedule 2  Internal Affiliate Codes and Standards of Conduct

S-2

Schedule 3  Sempra Utilities

S-3

Schedule 11.3.1  Initial Capital Account Balances

S-4

Schedule 13.3  Affiliate Pricing

S-5

Schedule 15.1.1  RBS Permitted Competitive Activities

S-6

Schedule 18.9  Member Contact Information

S-7

ii